EXHIBIT 10.41

COLLABORATION AGREEMENT

between

MONOGRAM BIOSCIENCES, INC.

and

PFIZER INC.

Dated as of May 5, 2006

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.	Definitions		1
	1.1	Additional Facility	1
	1.2	Action	2
	1.3	Affiliate	2
	1.4	Agreement	2
	1.5	Anticipated Launch Date	2
	1.6	Applicable Reimbursement Amount	2
	1.7	Arrange for Delivery	2
	1.8	Assay	2
	1.9	Business Day	2
	1.10	Change of Control	2
	1.11	CLIA	2
	1.12	CMS	2
	1.13	Code	2
	1.14	Collaboration Security Agreement	2
	1.15	Commercial Assay	3
	1.16	Commercially Reasonable Efforts	3
	1.17	Consolidator Performance Standards	3
	1.18	Continuation Remedy	3
	1.19	Continuation Remedy Term	3
	1.20	Costs of Services	3
	1.21	Costs of Services Cap	3
	1.22	Costs of Services Estimate	3
	1.23	Cost of Services True-Up Amount	3
	1.24	Costs of Services Reconciliation	3
	1.25	Coverage	3
	1.26	CPT	3
	1.27	Customer	3
	1.28	Diligent Efforts	3
	1.29	DOJ	3
	1.30	Effective Date	3
	1.31	Encumbrance	3
	1.32	Established Country	4
	1.33	Established Assay Criteria	4
	1.34	Qualifying Samples	4
	1.35	Ex-US Country	4
	1.36	Ex-US Territory	4
	1.37	FDA	4
	1.38	FTC	4
	1.39	GAAP	4
	1.40	Governmental Approval	4
	1.41	Governmental Authority	4
	1.42	IND	4
	1.43	Indemnified Party	5
	1.44	Indemnifying Party	5
	1.45	Infrastructure Plan	5

i

1.46	ISC	5
1.47	JSC	5
1.48	Launch	5
1.49	Launch Date	5
1.50	Laws	5
1.51	Losses	5
1.52	Major Markets	5
1.53	Medicare Allowable Amount	5
1.54	Monogram	5
1.55	Monogram Confidential Information	5
1.56	Monogram Copyrights	5
1.57	Monogram Facility	6
1.58	Monogram Intellectual Property	6
1.59	Monogram Patent Rights	6
1.60	Monogram Technology	6
1.61	Monogram Trademarks	6
1.62	National Limitation Amount	6
1.63	NDA	6
1.64	Note	6
1.65	Note Agreement	6
1.66	Parties	6
1.67	Patent Rights	6
1.68	Patient	7
1.69	Performance Standards; Certain Breach Remedies	7
1.70	Person	7
1.71	Pfizer	7
1.72	Pfizer Agent	7
1.73	Pfizer Confidential Information	7
1.74	Pfizer Facility	7
1.75	Pfizer Facility Term	7
1.76	Pfizer Product	7
1.77	Pfizer Technology	8
1.78	Privacy Regulations	8
1.79	Reimbursement Approval	8
1.80	Regulatory Approval	8
1.81	Regulatory Authority	8
1.82	Regulatory Filing	8
1.83	Representatives	8
1.84	Sample	8
1.85	Sample Handling Guidelines	8
1.86	Senior Executive	8
1.87	SOP	8
1.88	Successful Test	9
1.89	Tangible Material	9
1.90	Technology	9
1.91	Term	9

	1.92	Third Party	9
	1.93	Third Party Claim	9
	1.94	US Territory	9
	1.95	Construction.	9

2.	Supply of Assay in the US Territory		9
	2.1	US Territory Supply	9
	2.2	Reimbursement Responsibility	9
	2.3	Fulfillment Standards for the US Territory	10
	2.4	Supply of Other Assays.	10

3.	Supply of Assay In the Ex-US Territory		11
	3.1	Ex-US Supply	11
	3.2	Reimbursement Responsibility	11
	3.3	Regulatory Responsibility	11
	3.4	Sales and Marketing Responsibility	11
	3.5	Compensation.	12

4.	Governance Structure of the Assay Collaboration.		13
	4.1	Joint Steering Committee.	13
	4.2	Decision-Making Authority.	13
	4.3	Meetings	14
	4.4	Minutes	14
	4.5	JSC Functions and Powers	15
	4.6	Independence	16

5.	Monogram’s Ex-US Infrastructure and Operating Costs.		16
	5.1	Ex-US Country Infrastructure	16
	5.2	Monogram Infrastructure Roles and Responsibilities.	16
	5.3	Infrastructure Plan Implementation Process.	17
	5.4	Front End Transfers	18
	5.5	Logistic Responsibility in Ex-US Countries	18
	5.6	Employees; Contractors	18
	5.7	Ex-US Infrastructure Costs and Operating Costs	18
	5.8	Payments	19

6.	Invoicing and Payments		19
	6.1	Invoicing	19
	6.2	Payment Method	19
	6.3	Taxes.	19
	6.4	Interest	20
	6.5	Advances	20

7.	Pfizer and Customer Education.		20
	7.1	Pfizer Education	20
	7.2	Customer Education	20
	7.3	Materials; Call Center	21

8.	Regulatory Affairs; Compliance with Law.		21
	8.1	Regulatory Filings and Approvals.	21
	8.2	Compliance with Law.	21
	8.3	Licensure	22
	8.4	Excluded Provider	22

9.	Ownership of Materials and Intellectual Property		22

10.	Confidentiality		23
	10.1	Treatment of Confidential Information	23
	10.2	Authorized Disclosure	23
	10.3	Publicity	24
	10.4	Data Ownership; Publications	24
	10.5	Agreement Filing	25

11.	Additional Or Pfizer Testing Facility		25
	11.1	Establishment of Additional Testing Facility	25
	11.2	Operation of Additional Testing Facility.	26
	11.3	Reimbursement	26
	11.4	Abandonment	27
	11.5	Monogram Option	27
	11.6	Alternative Arrangements	27

12.	Performance Standards; Certain Breach Remedies		27
	12.1	Forecasting.	27
	12.2	Performance Standards	28
	12.3	Pfizer Access in event of Material Breach	28
	12.4	Pfizer Remedy for Breach.	28

13.	Intellectual-Property License.		29
	13.1	License to Pfizer	29

14.	Training of Pfizer Personnel in the Assay; Materials and Documentation transfer.		30

15.	Records; Other Assay Limitation.		31
	15.1	Records; Audits.	31
	15.2	Other Assay Limitation	31

16.	Term; Termination.		31
	16.1	Term	31
	16.2	Termination Upon Exercise of Continuation Remedy by Pfizer	31
	16.3	Termination at Will	31
	16.4	Monogram Termination Right	32
	16.5	Other Termination Rights	32
	16.6	Effect of Termination.	32

17.	Representations and Warranties		33
	17.1	Corporate Representations and Warranties	33

	17.2	Additional Representations and Warranties of Monogram	34

18.	Indemnities		35
	18.1	Mutual Indemnification.	35
	18.2	Indemnification Procedures.	36
	18.3	Exclusive Remedy	37
	18.4	Dispute Resolution	37

19.	Miscellaneous		37
	19.1	Insurance	37
	19.2	Non-Exclusivity	37
	19.3	Costs, Expenses	38
	19.4	No Finders’ Fees	38
	19.5	Amendment and Waivers	38
	19.6	Successors and Assigns.	38
	19.7	Governing Law	38
	19.8	Severability	39
	19.9	Entire Agreement	39
	19.10	Notices	39
	19.11	Titles and Headings	40
	19.12	Counterparts	40
	19.13	Facsimile Signatures	40
	19.14	Further Assurances	40
	19.15	Third Parties	40
	19.16	Force Majeure	40

v

COLLABORATION AGREEMENT

THIS COLLABORATION AGREEMENT (the “Agreement”) is entered into as of May 5, 2006 (“Effective Date”) between MONOGRAM BIOSCIENCES, INC., a Delaware corporation with its offices at 345 Oyster Point Boulevard, South San Francisco, California 94080 (“Monogram”), and PFIZER INC., a Delaware corporation with its offices at 235 East 42nd Street, New York, New York 10017 (“Pfizer”). Monogram and Pfizer are referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, Pfizer is engaged in the business of discovering, developing and commercializing pharmaceutical products, and is currently developing maraviroc, a novel CCR5 antagonist for the treatment of HIV;

WHEREAS, Monogram has developed a proprietary tropism assay for use in analyzing the HIV virus in patients, and is currently conducting such assays in connection with clinical trials of Pfizer pursuant to a Master Services Agreement (“Master Services Agreement”), dated as of November 14, 2002;

WHEREAS, concurrently with the execution of this Agreement, the Parties are entering into a Security Agreement (“Collaboration Security Agreement”), dated as of the date hereof, pursuant to which Monogram will grant to Pfizer a security interest in certain of its assets to secure the performance of Monogram’s obligations hereunder;

WHEREAS, concurrently with the execution of this Agreement, the Parties are entering into a Note Purchase Agreement (“Note Agreement”), dated as of the date hereof, pursuant to which Pfizer will purchase, subject to the terms and conditions set forth therein, for $25 million a convertible promissory note issued by Monogram (the “Note”); and

WHEREAS, Pfizer and Monogram wish to enter into a non-exclusive agreement regarding the supply of Monogram’s assay in the US Territory and the expansion of commercial availability of such assay into the countries of the Ex-US Territory (as defined below) where maraviroc may be Launched (as defined below).

NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Agreement and the Note Agreement, the Parties agree as follows:

1. DEFINITIONS

1.1 “Additional Facility” means a testing facility established for the sole purpose of performing the Assay in the western United States (i) that contains all physical assets required to perform the Assay in substantially the same manner as it is performed at the Monogram Facility as of the Effective Date, (ii) in which Pfizer is entitled to exercise the license rights set forth in Section 13.1, and (iii) that possesses all Regulatory Approvals to conduct such activity in such location.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.2 “Action” means any order, writ, injunction, judgment, fine, action, claim, suit, arbitration, subpoena or proceeding by or before any court or grand jury, any Governmental Authority or arbitration tribunal.

1.3 “Affiliate” means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise. For the avoidance of doubt, neither Party shall be deemed to be an Affiliate of the other.

1.4 “Agreement” has the meaning assigned to it in the preamble.

1.5 “Anticipated Launch Date” means the date that Pfizer in good faith has estimated that the Launch Date for the Pfizer Product will occur in a specific country.

1.6 “Applicable Reimbursement Amount” means the Medicare Allowable Amount or National Limitation Amount (as applicable) in effect at such time.

1.7 “Arrange for Delivery” means making arrangements with couriers, consolidation laboratories or reference laboratories for pick-up of Samples from Third Parties and their delivery to the Monogram Facility.

1.8 “Assay” means Monogram’s proprietary phenotypic Co-receptor tropism diagnostic assay, and improvements, enhancements, refinements and modifications thereon, but excluding second-generation assays.

1.9 “Business Day” means any day on which banks are required to be open both in the City of New York and San Francisco.

1.10 “Change of Control” has the meaning assigned to it in the Note.

1.11 “CLIA” means the Clinical Laboratory Improvement Amendments of 1988, as it may be amended from time to time.

1.12 “CMS” means the United States Centers for Medicare and Medicaid Services (formerly known as the Health Care Financing Administration).

1.13 “Code” or “Codes” means the Code on Interactions with Healthcare Professionals promulgated by the Pharmaceutical Research and Manufacturers of America (PhRMA), the American Medical Association Guidelines on Gifts to Physicians, and the Office of the Inspector General’s Guidance, released in April 2003, as any of the foregoing may be amended or replaced from time to time and any analogous codes and guidelines in countries and territories outside the United States.

1.14 “Collaboration Security Agreement” has the meaning assigned to it in the recitals.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.15 “Commercial Assay” means any Assay requested or ordered by any Third Party to be performed by Monogram, but excluding Assays requested or ordered by Pfizer or any other Person for purposes of conducting or supporting clinical development work or human clinical trials.

1.16 “Commercially Reasonable Efforts” means, [*].

1.17 “Consolidator Performance Standards” has the meaning assigned to it in Section 4.5(iii).

1.18 “Continuation Remedy” is defined in Section 12.4.

1.19 “Continuation Remedy Term” means the term that begins on the date when Pfizer exercises the Continuation Remedy and ends on December 31, 2016.

1.20 “Costs of Services” means, for a given period, the cost as defined herein for Assays performed in such period, which shall be equal [*].

1.21 “Costs of Services Cap” means, for 2007, [*], and for each succeeding year, an amount equal to [*].

1.22 “Costs of Services Estimate” has the meaning assigned to it in Section 3.5(b)

1.23 “Cost of Services True-Up Amount” has the meaning assigned to it in Section 3.5(b)

1.24 “Costs of Services Reconciliation” has the meaning assigned to it in Section 3.5(b)

1.25 “Coverage” means, as determined by Monogram using Commercially Reasonable Efforts, the existence of funds available for payment to Monogram for a specific Commercial Assay from private insurance, HMO plans, Medicare, Medicaid, state insurance funds or other forms of medical care reimbursement, or self-insurance or individual agreements to pay Monogram in advance.

1.26 “CPT” means the American Medical Association’s (“AMA”) “Current Procedural Terminology” as published in the AMA’s CPT Process Manual, Fourth Edition and any such future editions..

1.27 “Customer” means a physician, lab technician, nurse, social worker, patient advocate, patient support personnel and other health-care provider.

1.28 “Diligent Efforts” means [*].

1.29 “DOJ” means the Department of Justice.

1.30 “Effective Date” has the meaning assigned to it in the preamble.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.31 “Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or otherwise acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or any preference, priority or other security agreement (including any conditional sale or other title retention agreement).

1.32 “Established Country” shall mean Argentina, Australia, Belgium, Canada, France, Germany, Italy, Mexico, the Netherlands, Poland, South Africa, Spain, Sweden, Switzerland, the United Kingdom and the USA, and each other country in the Ex-US Territory that satisfies the Established Assay Criteria, effective as of the first day of the calendar quarter following satisfaction of the Established Assay Criteria, and once such country satisfies the Established Assay Criteria, will remain an Established Country for the remainder of the Term.

1.33 “Established Assay Criteria” shall mean, with respect to a country, (i) [*] Qualifying Samples or Patient blood samples in connection with Pfizer clinical trials originated from such country over a [*] period, either in connection with a Pfizer clinical trial or a Commercial Assay, and (ii) during such [*], the ratio of Qualifying Samples to the total number of Samples that originated from such country is at [*]

1.34 “Qualifying Samples” shall mean Samples or Patient blood samples in connection with a Pfizer clinical trial (i) that were actually received at the Monogram Facility, and (ii) with respect to which Monogram performed Successful Tests.

1.35 “Ex-US Country” has the meaning assigned to it in Section 3.1.

1.36 “Ex-US Territory” means worldwide other than the US Territory.

1.37 “FDA” means the United States Food and Drug Administration, or any successor federal agency thereto.

1.38 “FTC” means the Federal Trade Commission.

1.39 “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

1.40 “Governmental Approval” means any and all consents, approvals, licenses, qualifications, designations, registrations or authorizations of any national, supra-national (e.g., the European Commission or the Council of the European Union), regional, state or other Governmental Authority.

1.41 “Governmental Authority” means any court, agency, department or other instrumentality of any foreign, federal, state, county, city or other political subdivision.

1.42 “IND” means an Investigational New Drug Application filed with the FDA or the analogous application or filing filed with any analogous agency or Government Authority outside of the United States (including any supra-national agency such as in the European Union) necessary to commence human clinical trials in such jurisdiction, and including all regulations at 21 CFR § 312 et seq. and analogous regulations outside of the United States.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.43 “Indemnified Party” has the meaning assigned to it in Section 18.1.

1.44 “Indemnifying Party” has the meaning assigned to it in Section 18.1.

1.45 “Infrastructure Plan” has the meaning assigned to it in Section 5.2(a).

1.46 “ISC” has the meaning assigned to it in Section 5.2(a).

1.47 “JSC” has the meaning assigned to it in Section 4.1.

1.48 “Launch” means the first shipment of commercial quantities of the Pfizer Product to a Third Party for commercial sale.

1.49 “Launch Date” means, with respect to a specific country, the first date when commercial quantities of the Pfizer Product are shipped to a Third Party for commercial sale.

1.50 “Laws” means any statutes or other laws, statutes, ordinances, rules, regulations, orders, Codes, judgments or other enforceable requirements of any Governmental Authority.

1.51 “Losses” has the meaning assigned to it in Section 18.1.

1.52 “Major Markets” means Brazil, France, Germany, Italy, Spain, and the United Kingdom.

1.53 “Medicare Allowable Amount” means, prior to the establishment of the National Limitation Amount, the amount of reimbursement paid by Northern California CMS for the Assay.

1.54 “Monogram” has the meaning assigned to it in the preamble.

1.55 “Monogram Confidential Information” means all information about any Monogram Technology, and any other information regarding the business and operations of Monogram that is disclosed (whether orally or in writing) prior to or after the Effective Date by Monogram to Pfizer or its Affiliates, to the extent that such information is not (i) as of the date of disclosure to Pfizer, known to Pfizer other than by virtue of a prior confidential disclosure to Pfizer by Monogram; (ii) disclosed in published literature, or otherwise generally known to the public through no fault or omission of Pfizer; (iii) obtained from a Third Party free from any obligation of confidentiality to Monogram; or (iv) independently developed by Pfizer without access or reference to the Monogram Confidential Information as shown by competent written proof.

1.56 “Monogram Copyrights” means the registered copyrights identified on Annex B and any other copyrights that are owned, licensed (but only to the extent that further license rights may be granted by Monogram or a successor licensee in respect of such licensed rights) or

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

otherwise controlled by Monogram and used in connection with the Assay following the Effective Date. At the request of Pfizer, such request not to be made more than once per calendar quarter, Monogram will provide an update of Annex B.

1.57 “Monogram Facility” means Monogram’s Assay testing facility currently located at 345 Oyster Point Boulevard, South San Francisco, California and any successor location as may be designated by Monogram in its sole discretion.

1.58 “Monogram Intellectual Property” means the Monogram Patent Rights, the Monogram Technology, the Monogram Trademarks, and the Monogram Copyrights.

1.59 “Monogram Patent Rights” means the Patent Rights listed in Annex C and all other Patent Rights owned, licensed (but only to the extent further license rights may be granted by Monogram or a successor licensee in respect of such licensed rights) or otherwise controlled by Monogram and that claim Monogram Technology. At the request of Pfizer, such request not to be made more than once per calendar quarter, Monogram will provide an update of Annex C.

1.60 “Monogram Technology” means any Technology necessary or useful in the development, processing or commercialization of the Assay and that was or is owned, licensed (but only to the extent that further license rights may be granted by Monogram or a successor licensee in respect of such licensed rights) or otherwise controlled by Monogram or any of its Affiliates, either alone or jointly with a Third Party, prior to, as of or after the Effective Date.

1.61 “Monogram Trademarks” means the trademarks that are owned, licensed (but only to the extent that further license rights may be granted by Monogram or a successor licensee in respect of such licensed rights) or otherwise controlled by Monogram and used in connection with the Assay following the Effective Date, other than the name “Monogram”.

1.62 “National Limitation Amount” means the amount of reimbursement established by CMS for the Assay pursuant to Section 1833(h)(4)(B) of the federal Social Security Act.

1.63 “NDA” means a New Drug Application, filed with the FDA, as more fully defined in 21 C.F.R. §314.50 et. seq.

1.64 “Note” has the meaning assigned to it in the recitals.

1.65 “Note Agreement” has the meaning assigned to it in the recitals.

1.66 “Parties” has the meaning assigned to it in the preamble.

1.67 “Patent Rights” means all claims contained in patent applications and issued or granted patents, whether domestic or foreign, including continuations, continuations-in-part, divisionals, provisionals and renewals, and letters of patent granted with respect to any of the foregoing, patents of addition, supplementary protection certificates, registration or confirmation patents and all reissues, re-examination and extensions thereof and any patent restoration or extension period granted by a Governmental Authority, including compensation for patent term lost during the clinical trial or Regulatory Approval process.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.68 “Patient” means any person in respect of whom a Commercial Assay has been requested or ordered.

1.69 “Performance Standards” means the standards for Assay testing set forth in Annex A.

1.70 “Person” means an individual, corporation, partnership, company, joint venture, unincorporated organization, limited liability company or partnership, sole proprietorship, association, bank, trust company or trust, whether or not legal entities, or any Governmental Authority.

1.71 “Pfizer” has the meaning assigned to it in the preamble.

1.72 “Pfizer Agent” means any agent, consultant or contractor of Pfizer that is approved by Monogram, such approval not to be unreasonably withheld.

1.73 “Pfizer Confidential Information” means all information about any Pfizer Technology, and any other information regarding the business and operations of Pfizer, that is disclosed (whether orally or in writing) prior to or after the Effective Date by Pfizer to Monogram or its Affiliates, to the extent that such information is not (i) as of the date of disclosure to Monogram, known to Monogram other than by virtue of a prior confidential disclosure to Monogram by Pfizer; (ii) disclosed in published literature, or otherwise generally known to the public through no fault or omission of Monogram; (iii) obtained from a Third Party free from any obligation of confidentiality to Pfizer; or (iv) independently developed by Monogram without access or reference to the Pfizer Confidential Information as shown by competent written proof.

1.74 “Pfizer Facility” means a testing facility established for the sole purpose of performing the Assay (i) that contains all physical assets required to perform the Assay in substantially the same manner as it is performed at the Monogram Facility as of the Effective Date, (ii) in which Pfizer is entitled to utilize the license rights set forth in Section 13.1, (iii) possesses all Regulatory Approvals to conduct such activity in such location and (iv) is located at a site owned, leased or controlled by Pfizer within the continental United States.

1.75 “Pfizer Facility Term” shall mean the term that begins on the date when Pfizer starts to perform human clinical trial Assays in the Pfizer Facility (if any) pursuant to the second sentence of Section 11.2(b) and ends upon the termination or expiration of this Agreement.

1.76 “Pfizer Product” means maraviroc, also known as UK-427,857, and described chemically 4,4-difluoro-N-{(1S)-3-[exo-3-(3-isopropyl-5-methyl-4H-1,2,4-triazol-4-yl)-8-azabicyclo[3.2.1]oct-8-yl]-1-phenylpropyl} cyclohexanecarboxamide, as disclosed and specifically claimed in United States Patent No. 6,667,314, and any salts, esters, prodrugs, metabolites, polymorphs and derivatives thereof, including any finished formulations of the foregoing.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.77 “Pfizer Technology” means any Technology necessary or useful in the discovery, development, manufacture or commercialization of the Pfizer Product that is invented, discovered, owned, licensed, acquired or otherwise controlled by Pfizer or any of its Affiliates, either alone or jointly with any Third Party prior to or after the Effective Date.

1.78 “Privacy Regulations” means the Privacy Regulations 45 C.F.R. Parts 160 and 164.

1.79 “Reimbursement Approval” means, with respect to countries where Governmental Authorities authorize reimbursement for, or approve or determine pricing for Commercial Assays for reimbursement or other compensation, receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination.

1.80 “Regulatory Approval” means any and all approvals, authorizations, licenses, permits, accreditations and certifications of any national, supra-national (e.g., the European Commission), regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Authority that are necessary for a Party (or a Third Party acting on its behalf) in connection with pharmaceutical products, diagnostic services or to undertake an activity contemplated by this Agreement, including, in the case of the performance of the Assay within the US Territory, all certifications under CLIA.

1.81 “Regulatory Authority” means any Governmental Authority with responsibility for granting any Regulatory Approval, including the FDA in the United States and any regulatory authority of countries of the European Union and Japan, and, where applicable, any ethics committee or any equivalent review board.

1.82 “Regulatory Filing” means any filings required by Regulatory Authorities relating to Regulatory Approvals.

1.83 “Representatives” means, with respect to a Party, such Party’s Affiliates, licensees, officers, directors, employees, consultants, contractors, sublicensees and agents.

1.84 “Sample” means a Patient blood sample (i) for which a Customer has provided a complete test requisition form requesting a Commercial Assay (it being understood that Monogram shall use Commercially Reasonable Efforts to obtain any missing information) and (ii) that satisfies the Sample Handling Guidelines.

1.85 “Sample Handling Guidelines” means Monogram’s published guidelines as may be in effect from time to time, the current version of which is attached hereto as Annex D.

1.86 “Senior Executive” means, in the case of Pfizer, the worldwide commercial head of Infectious Diseases, and in the case of Monogram, William D. Young, Chairman and Chief Executive Officer, or any successor positions thereto which include substantially the same responsibilities and authority.

1.87 “SOP” means standard operating procedures.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.88 “Successful Test” means an Assay test that has yielded a reportable result within forty (40) days following Monogram’s receipt of the associated Sample in the Monogram Facility.

1.89 “Tangible Material” means all tangible materials including vectors and cell lines, protocols, SOP’s and analytical software that relate to the use of the Monogram Patent Rights, the Monogram Technology or the Assay, each as may be necessary to enable Pfizer to perform the Assay, including all improvements to such tangible materials, which may from time to time be incorporated into the Assay, as they are refined and improved.

1.90 “Technology” means all scientific and technical information, data, software and designs, including know-how, trade secrets and technology related thereto, but excluding any Patent Rights.

1.91 “Term” has the meaning set forth in Section 16.1.

1.92 “Third Party” means a Person other than (i) Pfizer, (ii) Monogram or (iii) an Affiliate of either of them.

1.93 “Third Party Claim” has the meaning assigned to it in Section 18.2.

1.94 “US Territory” means the United States of America, including Puerto Rico.

1.95 Construction. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (i) “include,” “includes” and “including” are not limiting; (ii) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (iii) references to an agreement or instrument mean such agreement or instrument as from time to time amended, modified or supplemented; (iv) references to a Person are also to its permitted successors and assigns; (v) references to an “Article,” “Section,” “Exhibit” or “Schedule” refer to an Article or Section of, or any Exhibit or Schedule to, this Agreement unless otherwise indicated; (vi) the word “will” shall be construed to have the same meaning and effect as the word “shall”; and (vii) the word “any” shall mean “any and all” unless otherwise indicated by context. In the event an ambiguity or a question of intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

2. SUPPLY OF ASSAY IN THE US TERRITORY

2.1 US Territory Supply. Subject to the provisions of this Section 2, Monogram agrees that it shall use Commercially Reasonable Efforts to make the Commercial Assay available for sale to Customers in the US Territory in such amounts as may be ordered. As between Pfizer (and its Affiliates) and Monogram, Monogram will have the sole right and responsibility to sell and perform the Assay in the US Territory, except as provided in Articles 11 and 12.

2.2 Reimbursement Responsibility. Monogram will use Commercially Reasonable Efforts to obtain Coverage from payers in the US Territory for the Commercial Assay at its own

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risk and expense promptly following Regulatory Approval of the Pfizer Product in the US Territory, which efforts shall include attempts to obtain applicable CPT codes for the Commercial Assays. Pfizer shall have no obligation to seek to obtain Coverage from payers in the US Territory or to compensate Monogram with respect to Commercial Assays sold to Third Parties in the US Territory, but will provide reasonable assistance if Monogram encounters difficulty in obtaining reimbursements with respect to payers to the extent the JSC determines such assistance is necessary, at Monogram’s expense. Reports regarding Monogram’s reimbursement status and plans for the Commercial Assay in the US Territory will be provided to the JSC on a quarterly basis.

2.3 Fulfillment Standards for the US Territory. Monogram will use Commercially Reasonable Efforts to Arrange for Delivery of all Samples originating from Customers in the US Territory. Monogram shall be required to perform the Commercial Assay with respect to Samples originating from Customers in the US Territory and received at the Monogram Facility in each calendar quarter based upon their Coverage as provided below:

(a) All such Samples in respect of Patients who have Coverage in an amount [*] of the Applicable Reimbursement Amount [*];

(b) in the case of such Samples in respect of Patients who are not [*], but have Coverage in an amount [*] of the Applicable Reimbursement Amount (such Samples, “[*],” and such Patients, “[*]”), a number of [*] in a given calendar quarter that are no fewer than the lesser of (i) [*] of all Samples in such calendar quarter and (ii) the total number of [*] in such calendar quarter; provided that if in the calendar quarter that includes the first anniversary of Launch in the US Territory, the percentage of [*] of all Samples in such calendar quarter, the percentage of [*] that Monogram will be required to perform thereafter will be increased for each subsequent calendar quarter to no fewer than [*] of all Samples in a given calendar quarter and (y) the total number of [*] in such calendar quarter; provided, further, that such percentage shall be reviewed at the end of each successive calendar quarter, and will be reversed once the percentage of [*] in a given calendar quarter falls below [*] of all Samples in such calendar quarter; and

(c) [*].

For illustration purposes examples of the fulfillment standards for this Section 2.3 are attached as Annex E.

2.4 Supply of Other Assays.

(a) Monogram’s Indigent Patient Program. To the extent Monogram in its sole discretion offers and performs HIV tests for indigent patients, it shall also offer and perform the Commercial Assay on a no less favorable basis on behalf of indigent patients.

(b) Pfizer Marketing Programs. In addition to the Non-Covered Patients, Pfizer shall have the right to require that Monogram perform the Commercial Assay to support its Launch activities/marketing programs within the US Territory at a per Assay cost to Pfizer equal to the Applicable Reimbursement Amount, up to a maximum of [*] Commercial Assays per

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calendar year. Pfizer will inform the JSC of the method by which Pfizer intends to have the Commercial Assay distributed, whether by vouchers, coupons or other means. Monogram will invoice Pfizer at the end of each calendar month for all Successful Tests performed under such programs, and Pfizer shall pay Monogram for such Commercial Assays in accordance with Article 6.

3. SUPPLY OF ASSAY IN THE EX-US TERRITORY

3.1 Ex-US Supply. In any country in the Ex-US Territory in which Pfizer intends to Launch the Pfizer Product, Pfizer shall have the right to require Monogram to make the Commercial Assay available for sale to Customers located in such country pursuant to this Section 3.1 (any such country where Pfizer exercises such right, an “Ex-US Country”); provided that Pfizer first shall have obtained any Regulatory Approvals related to the sale of Commercial Assays in such country. As between Pfizer and Monogram, Monogram will have the sole right and responsibility to perform the Assay in the Ex-US Territory, except as provided in Articles 11 and 12. Monogram shall use Commercially Reasonable Efforts to Arrange for Delivery of all Samples originating from Customers in each Ex-US Country (unless it has been relieved of its obligations to implement the Infrastructure Plan for such Ex-US Country as provided in Article 5). Monogram shall perform the Commercial Assay with respect to any Samples originating from Customers in Ex-US Countries and received at the Monogram Facility.

3.2 Reimbursement Responsibility. Pfizer shall be fully responsible for obtaining any reimbursement and pricing from payers, including Reimbursement Approvals, at its own expense and risk, in any Ex-US Country. Monogram will reasonably cooperate with Pfizer and consolidation partners in obtaining any Reimbursement Approvals in such countries, at Pfizer’s expense. Monogram will be fully subrogated to Pfizer with respect to the right to receive reimbursement or other payment from Third Parties for Commercial Assays performed in respect of Samples originating in the Ex-US Territory. In the event that a Third Party makes a payment to Monogram in respect of a Commercial Assay performed in respect of a Sample originating in the Ex-US Territory, Monogram shall promptly remit such amount to Pfizer.

3.3 Regulatory Responsibility. With respect to any Ex-US Country for which Regulatory Approvals related to the sale of Commercial Assays are applicable, either (i) if mutually agreed by both Parties, Monogram shall use commercially reasonable efforts to obtain any Regulatory Approvals related to the sale of Commercial Assays in such country, at Pfizer’s expense, or (ii) otherwise Pfizer (or a Pfizer Agent) shall use commercially reasonable efforts to obtain such Regulatory Approvals itself at its own expense, but as Monogram’s agent or Representative, in which case Monogram shall provide Pfizer with information reasonably requested and cooperate with Pfizer in connection with the applicable Regulatory Filings.

3.4 Sales and Marketing Responsibility. Pfizer shall, at its own expense and risk, be fully responsible for sales and marketing of Commercial Assays in any Ex-US Country, including but not limited to the provision of medical education, marketing materials, test requisition forms, Sample Handling Guidelines, advertisements, and training. Monogram will reasonably cooperate with Pfizer in providing sample marketing and training materials in English, at Pfizer’s expense.

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3.5 COMPENSATION.

(a) In consideration for making available for sale Commercial Assays to Customers in the Ex-US Territory, for Commercial Assays performed with respect to a Sample originating in an Ex-US Country, Pfizer shall pay to Monogram an amount equal to [*], plus an amount equal to [*], plus, for each Successful Test, [*] for such Commercial Assays, plus, in the case of any Commercial Assays relating to Samples that originated from an Established Country in which the Consolidator Performance Standards have been met for the previous calendar quarter, an additional incentive payment equal to [*]. The amounts paid pursuant to this Section 3.5 will be in addition to [*]. Monogram will invoice Pfizer at the end of each month for all Commercial Assays performed with respect to Samples originating in any Ex-US Country, providing details related to such country. Pfizer shall pay Monogram for such Commercial Assays in accordance with Article 6.

(b) The calculation of Costs of Services shall be determined based upon an estimate prior to the commencement of each quarter and a reconciliation at the end of such quarter (or upon any earlier termination of the Agreement or end of the Term) as provided in this Section 3.5(b).

(i) No later than thirty (30) days prior to the beginning of each calendar quarter during the Term, beginning with the first quarter of 2007, Monogram shall deliver to Pfizer its reasonable and good faith estimate of the Costs of Services for Commercial Assays for the following quarter of the Term, together with reasonable supporting documentation relating thereto (a “Costs of Services Estimate”). No later than the 45th day following the end of each calendar quarter during the Term, beginning with the first quarter of 2007, Monogram shall deliver to Pfizer a reconciliation of the Costs of Services Estimate for the immediately preceding quarter to the actual Costs of Services incurred in respect of such quarter together with reasonable supporting documentation relating thereto (a “Costs of Services Reconciliation”).

(ii) The calculation of the Costs of Services Reconciliation by Monogram shall be subject to review by Pfizer and, if Pfizer disagrees with such calculation within fifteen (15) Business Days of submission by Monogram, the parties shall resolve such dispute through the dispute reconciliation procedures set forth herein. The amount by which the Costs of Services Estimate exceeds or is less than the Costs of Services Reconciliation (as such amount is finally agreed by the parties or resolved through dispute resolution) in respect of a given quarter, expressed as a positive or negative number, is the “Costs of Services True-Up Amount.”

(iii) If the Costs of Services True-Up Amount is determined pursuant to clause (ii) to be a positive number, Monogram shall within thirty (30) days of such determination repay to Pfizer, the amount by which all payments made pursuant to Section 3.5(a) in respect of the preceding quarter were overstated. Similarly, if the Costs of Services True-Up Amount is determined pursuant to the clause (ii) to be a negative number, Pfizer shall within thirty (30) days of such determination pay to Monogram the amount by which the Costs of Services for the preceding quarter were understated.

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(iv) Any Costs of Services Estimate provided in respect of the second quarter of 2007 or any quarter thereafter shall be assumed to be revised to be consistent with the amount for Costs of Services reflected in the Costs of Services Reconciliation for the preceding quarter, effective upon the issuance thereof, absent demonstrable changes in circumstance. For the avoidance of doubt, nothing in this Section 3.5(b) shall limit the Parties’ rights and obligations under Section 15.1.

4. GOVERNANCE STRUCTURE OF THE ASSAY COLLABORATION.

4.1 Joint Steering Committee.

(a) A joint steering committee composed of three (3) employees from each of Pfizer and Monogram (the “JSC”) shall oversee all aspects of Commercial Assay supply, distribution, logistics, reimbursement and regulatory matters related to this Agreement, including those matters specified in Section 4.5. Each of Pfizer and Monogram shall designate one of its representatives as a co-chair of the JSC.

(b) Initially, the JSC will consist of the following individuals:

Pfizer:	[*]
(Co-chair)
[*]

Monogram:	[*] (Co-chair)
[*]
[*]

(c) Each Party shall be entitled to change its representatives and/or designate a new co-chair at any time on notice to the other Party. The co-chairs shall be jointly responsible for setting the agenda for each meeting, and each co-chair will be responsible for chairing alternating JSC meetings. From time to time, the JSC may establish subcommittees or subordinate committees (that may or may not include members of the JSC itself) to oversee particular projects or activities, and such subcommittees or subordinate committees shall be constituted and shall operate as the JSC agrees. At the end of the Term, the JSC shall be automatically disbanded without action by either Party.

4.2 Decision-Making Authority.

(a) All decisions of the JSC made pursuant to this Agreement shall be made by unanimous approval of the members of the JSC. In the event the JSC cannot resolve any matter properly referred to it, either Party may refer the matter to the Senior Executives for resolution. If after discussing the matter in good faith and attempting to find a mutually satisfactory resolution to the issue, the Senior Executives fail to come to an agreement on the matter within fifteen (15) Business Days of the date on which the matter is referred to the Senior Executives, the final decision-making authority shall be granted either to Pfizer or Monogram in accordance with Section 4.2(b) or 4.2(c), as applicable, and resolutions and final decisions reached through such provisions shall be binding on the Parties, subject in all cases to Section 4.2(d).

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(b) Monogram will have final decision-making authority with respect to matters related to supply, distribution, logistics, reimbursement, regulatory matters, sales and marketing to the extent related to the Commercial Assays in the US Territory. For clarification, Pfizer will have sole responsibility for the development, registration, labeling or commercialization of the Pfizer Product. Pfizer shall have no responsibility to supply, promote, distribute, seek reimbursement for, or for regulatory matters related to, the Assay in the US Territory.

(c) Pfizer will have final decision-making authority with respect to matters related to distribution, logistics, reimbursement, regulatory matters, sales and marketing related to Commercial Assays in each Ex-US Country.

(d) Decisions of the JSC or the Senior Executives must be made in good faith and consistent with the provisions of this Agreement. For the avoidance of doubt, nothing in this Article 4 shall deprive a Party of its rights as otherwise provided under this Agreement. In addition, no decision made by a Party’s Senior Executive under this Section 4.2 shall require the Party that does not have final decision-making authority to incur expenses in addition to those contemplated under this Agreement without reimbursement from the Party having such final decision-making authority, or to engage in activities that are not commercially reasonable or that such Party in good faith believes are not in compliance with applicable Law.

4.3 Meetings. Following the Effective Date, the JSC shall hold meetings at such times and places as the JSC co-chairs determine (it being expected that any in-person meetings will alternate between the appropriate United States offices of Pfizer and Monogram), but in no event shall such meetings be held less frequently than once every calendar quarter. The JSC may:

(a) conduct such meetings in person, by videoconference or by telephone conference;

(b) invite other personnel of the Party to attend meetings of the JSC as appropriate to the agenda for such meeting, after giving advance notice to the other Party;

(c) act without a meeting if, prior to such action, a consent thereto is signed by the co-chairs of the JSC; and

(d) by unanimous consent, amend or expand upon the foregoing procedures for its internal operation.

4.4 Minutes. At each meeting, the JSC shall elect a secretary who will prepare minutes promptly after each meeting, reporting in reasonable detail the actions taken by the JSC during such meeting, issues requiring resolution, and resolutions of previously reported issues. Such minutes are to be reviewed and, if reasonably complete and accurate, signed by the JSC co-chairs. The secretary shall revise such minutes as necessary to obtain such signatures.

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4.5 JSC Functions and Powers. The JSC shall manage the activities of the Parties as set forth in this Section 4.5, unless otherwise mutually agreed in writing by the Parties. Notwithstanding anything to the contrary contained in this Agreement, the JSC shall not have right to amend this Agreement or make any decision or require either Party to take any action that conflicts with the terms of this Agreement or that would impose, without reimbursement, additional financial and other obligations on either Party, unless mutually agreed to by the Parties. The JSC shall encourage and facilitate the collaborative relationship and information exchange between the Parties in order to assist each Party in fulfilling its obligations hereunder, and shall in particular:

(i) monitor the progress of the Parties carrying out their responsibilities hereunder;

(ii) determine the physician education with respect to the Commercial Assay;

(iii) discuss and coordinate Pfizer’s planning and decision making process for initiating the Additional Facility or the Pfizer Facility;

(iv) discuss and monitor access and reimbursement issues throughout the Territory;

(v) address regulatory matters and issues and coordinate contacts with Regulatory Authorities;

(vi) discuss the Monogram Trademarks; and

(vii) perform such other functions as appropriate to further the purposes of this Agreement as mutually determined by the Parties.

With respect to the availability of Commercial Assays in countries in the Ex-US Territory pursuant to Section 3.1, the JSC shall also:

(i) discuss, coordinate, approve and monitor plans regarding the availability of Commercial Assays;

(ii) determine and approve the infrastructure required to support the availability of Commercial Assays, including the associated budget;

(iii) determine whether to use couriers and/or consolidation laboratories in a country, select such couriers and/or consolidation laboratories, approve contracts with such couriers and/or consolidation laboratories and establish Consolidator Performance Standards applicable to each Ex-US Country; and

(iv) approve all budgets, contracts and staffing requirements for the Ex-US Infrastructure Costs and Ex-US Operating Costs.

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4.6 Independence. Subject to the terms of this Agreement, the activities and resources of each Party shall be managed by such Party, acting independently and in its individual capacity. The relationship between Monogram and Pfizer is that of independent contractors and neither Party shall have the power to bind or obligate the other Party in any manner, other than as is set forth in this Agreement. Monogram and Pfizer are not joint ventures, partners, principal and agent, employer and employee, and have no other relationship other than independent contracting parties.

5. MONOGRAM’S EX-US INFRASTRUCTURE AND OPERATING COSTS.

5.1 Ex-US Country Infrastructure. In each Ex-US Country, Monogram shall, to the extent approved by the JSC as described in Section 5.2 below, use Diligent Efforts to establish and thereafter maintain an operational infrastructure of personnel, relationships and resources, it being understood that Monogram’s or its business partners’ personnel may be requested to cover several such countries. The infrastructure established pursuant to this Section 5.1 will service each Ex-US Country(ies) for purposes of assisting with the selection of couriers and/or consolidation laboratory partners, and management of Sample shipping to the Monogram Facility (including through the consolidation laboratories, as appropriate), and support Pfizer’s reimbursement and regulatory efforts subject to Section 3.3. All contracts (subject to the approval of JSC) and employee relationships will be entered into by Monogram, and as between Monogram and Pfizer, Monogram will be solely obligated thereunder.

5.2 Monogram Infrastructure Roles and Responsibilities.

(a) Infrastructure Plan.

(i) As provided in this Section 5.2, Monogram will use Diligent Efforts to create an infrastructure plan outlining the functions described in Section 5.1 above to service each Ex-US Country (each such plan, an “Infrastructure Plan”).

(ii) The JSC will periodically meet to discuss Pfizer’s Launch plans for the Ex-US Territory and to inform Monogram of the Ex-US Countries which Monogram will be responsible for creating an Infrastructure Plan for those countries in which Pfizer desires to Launch the Pfizer Product in the Ex-US Territory, and where Pfizer elects to have the Commercial Assay available for sale. The first such JSC meeting will occur within thirty (30) days following the Effective Date, at which time the Parties will discuss the Launch plans and Pfizer will present the JSC with its Launch plans and a general description of its needs for services, whether it desires to consider consolidator laboratories and request that the JSC assign responsibilities for creating an Infrastructure Plan to Monogram for the countries set forth opposite the year 2006 in Annex I. Thereafter, the JSC will meet at least semiannually to assign Monogram responsibilities for creating additional Infrastructure Plans in additional Ex-US Countries. In no event shall Monogram be required to create more Infrastructure Plans per country/region in each calendar year than as set forth in Annex I.

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(iii) Monogram will have a budget for the purposes of creating Infrastructure Plans equal to [*] in 2006, with which it may engage consultants and pay other out-of pocket expenses beginning on the Effective Date. The budget for subsequent calendar years will be established and approved by the JSC no later than October 1 of the prior year.

(iv) At the first meeting of the JSC described above, the JSC shall form an infrastructure sub-committee (“ISC”) consisting of representatives from both Parties. The ISC will meet frequently (either in person or otherwise) to monitor the activities of and consult with Monogram, and advise on the optimal scope of services to be provided to service each Ex-US Country for which Monogram is creating the Infrastructure Plan. Monogram will use Diligent Efforts to present the Infrastructure Plan for each Ex-US Country to the JSC for review no later than six (6) months after the JSC’s related request.

(v) The Infrastructure Plan will consist of an analysis of the feasibility, benefits, issues, risks, optimal strategy for securing the services of Third Parties and estimated budget for the following:

A.	Consolidation laboratory approach (to the extent requested)

B.	Courier approach

C.	Combination of (A) and (B) (to the extent requested)

(b) Infrastructure Plan Approval Process. The JSC may, following review, either approve or reject elements of the Infrastructure Plans for each of the Ex-US Countries. To the extent the JSC rejects any or all elements of any of Monogram’s proposed Infrastructure Plans, Monogram shall have no obligation under Section 3.1 with respect to Arranging for Delivery of Commercial Assays in such Ex-US Country, under Section 5.5, or to implement such Infrastructure Plan or to maintain an infrastructure with respect to such Ex-US Country.

5.3 Infrastructure Plan Implementation Process.

(a) To the extent the JSC approves the elements of an Infrastructure Plan, Monogram shall use Diligent Efforts to implement the Infrastructure Plan to service the related Ex-US Country within the budget presented by Monogram, provided the JSC shall approve any final contracts. Monogram shall use Diligent Efforts to make such Infrastructure Plan operational at the later of one (1) month prior to the Anticipated Launch Date or six (6) months following approval of such Infrastructure Plan by the JSC.

(b) Monogram will use Diligent Efforts to implement the Infrastructure Plan in coordination with the ISC. For each Ex-US Country where Monogram has implemented an infrastructure, Monogram shall present an annual budget for the country-specific infrastructure and courier or consolidation lab contract expenses/pricing to the JSC no later than on October 1 preceding the budget year. If Monogram believes that providing the approved services will exceed the budget for the applicable Ex-US Country by more than [*], Monogram shall promptly

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inform the JSC. If the actual expenses are more than [*] above the budgeted amounts, Pfizer may assume for the following year the responsibility for the applicable Ex-US Country’s infrastructure, provided that (i) such assumption will not relieve Pfizer of (a) its obligations under Section 5.7 with respect to the payment of Ex-US Infrastructure Costs and Ex-US Operating Costs incurred prior to the time at which Pfizer assumes responsibility for such country or (b) its remaining obligations under Section 5.7 with respect to the payment of Ex-US Infrastructure Costs and Ex-US Operating Costs that are not specific to such country, (ii) Pfizer will reimburse Monogram for any [*], and (iii) Monogram will cooperate in transitioning its operations to Pfizer, and use Diligent Efforts to assign any applicable Third-Party contracts to Pfizer, in each case for such Ex-US Country.

5.4 Front End Transfers. In the event the JSC determines that a front-end transfer of the Commercial Assay to a consolidation laboratory for performing part of the Commercial Assay process is the only means of obtaining a required Regulatory Approval in a specific Ex-US Country in the Ex-US Territory, Monogram will incorporate in its Infrastructure Plans the elements of such front-end transfer.

5.5 Logistic Responsibility in Ex-US Countries. With respect to Samples originating in any Ex-US Country, to the extent Monogram has established the infrastructure to service such relevant country, Monogram shall use commercially reasonable efforts to implement and manage logistics (including distribution and shipping from the site of Patient Sample blood draw, i.e., physician’s office or local laboratory) to support the performance of the Commercial Assay with respect to any such Sample received at the Monogram Facility. Without limiting the foregoing, Monogram will use commercially reasonable efforts to provide logistical support in such countries in English, manage the consolidation partners, couriers and Sample distribution channels that route Samples from the point of the blood draw site to such channels and then to the Monogram Facility. In order to facilitate Monogram’s management of distribution and shipping of Samples, Pfizer shall provide communication and feedback to health-care providers regarding the shipping requirements. Monogram will have sole responsibility for providing test results in local languages, as appropriate.

5.6 Employees; Contractors. Except as specifically provided herein, Monogram shall have exclusive control over its employees and independent contractors. Nothing in this Agreement shall be construed to conclude that any agents or employees of Monogram are agents or employees of Pfizer or subject to Pfizer’s direction and control. Monogram shall have sole authority over the terms and conditions of its agents’ and employees’ employment, and shall select, engage, and discharge its agents and employees at its discretion. Monogram will be solely responsible for compensating its agents and employees whom it assigns to perform services under this Agreement, including paying salaries and expenses, providing benefits, deducting any applicable United States or foreign payroll taxes, FICA, unemployment, workers compensation, medical or other insurance contributions and making any other payments required by applicable Law to be made on behalf of such employees.

5.7 Ex-US Infrastructure Costs and Operating Costs. Pfizer will reimburse Monogram for [*] incurred by Monogram in connection with the performance of its obligations under this Article 5. The [*] will include, among other things, specifically [*] (“Ex-US Infrastructure Costs”), as well as [*] (“Ex-US Operating Costs”).

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5.8 Payments. Monogram will invoice Pfizer at the end of each month for all expenses incurred in connection with the performance of its obligations under this Article 5, and Pfizer shall reimburse Monogram for such expenses in accordance with Article 6. The invoice will itemize each category of expenses identified in this Article 5, as well as other expenditures related to activities approved by the JSC or the ISC. The amounts under Section 5.7 above in any quarter shall be reduced pro-rata on a country-by-country basis using the volume and number of Commercial Assays performed in an Ex-US Country in proportion to the total volume and number of assays performed by Monogram for Samples originating in such country, if Monogram utilizes the infrastructure developed in such country to conduct business other than the activities contemplated by this Agreement.

6. INVOICING AND PAYMENTS

6.1 Invoicing. Monogram shall invoice Pfizer at the end of each month in respect of the amounts to be paid to Monogram with respect to such month pursuant to Sections 2.3(c), 2.4(b), 3.5, 5.8, 11.2 and 11.3. Pfizer shall make all payments in respect thereof by wire transfer in accordance with the wire instructions set forth in Section 6.2 below, within thirty (30) days after Pfizer’s receipt of each invoice. Pfizer may request, and Monogram shall provide to Pfizer upon such request, any reasonable additional supporting documentation relating to such invoices.

6.2 Payment Method. All payments due under this Agreement from Pfizer to Monogram shall be made at payor’s election, by electronic transfer in immediately available funds via a bank wire transfer to such bank account(s) as Monogram shall designate in writing at least five (5) Business Days before the payment is due. All payments hereunder shall be made in US dollars. Conversion of compensation under Section 3.3 or expenses as recorded in local currencies to U.S. dollars for the purpose of calculating the payments made under this Agreement will be performed in a manner consistent with Monogram’s normal practices used to prepare its audited financial reports; provided that such practices use a widely accepted source of published exchange rates.

6.3 Taxes.

(a) It is understood and agreed between the parties that any payments made to Monogram under this Agreement shall be exclusive of any tariffs, duties or taxes imposed or levied by any Governmental Authority, and all such tariffs, duties or taxes, with the exception of income taxes payable by Monogram, are the sole responsibility of Pfizer. If such tariffs, duties or taxes are paid or required to be paid by Monogram, an equivalent amount shall be added to the amount payable by Pfizer under this Agreement.

(b) Each Party agrees to cooperate and produce on a timely basis any tax forms or reports, including an IRS Form W-8BEN, reasonably requested by the other Parties in connection with any payment made by Pfizer to Monogram under this Agreement. Each Party further agrees to provide reasonable cooperation to any of the other Parties, at such other Party’s expense, in connection with any official or unofficial tax audit or contest relating to payments made by Pfizer to Monogram under this Agreement.

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(c) In the event any of the payments made by Pfizer pursuant to this Agreement become subject to withholding taxes under the Laws of any jurisdiction, Pfizer shall increase its payment to Monogram such that Monogram receives the full amount it would have received absent such withholding. Monogram will provide Pfizer with reasonable assistance to enable Pfizer to recover such taxes as permitted by Law. Monogram agrees to reasonably co-operate with Pfizer in any valid tax exemption or reimbursement procedure permitted by any applicable double taxation treaty and to co-operate in complying with any procedural formalities (including the submission of applicable documentation) necessary (i) to enable Pfizer to make payments owed hereunder without a tax withholding, or with any reduced tax withholding which applies under the terms of the applicable double taxation treaty, or (ii) for Pfizer to obtain a refund of any taxes withheld.

6.4 Interest. All payments under this agreement shall bear interest from the date due until the date paid at a rate equal to the thirty (30) day U.S. dollar LIBOR rate effective for the date that payment was due, as reported by The Wall Street Journal, plus 1%, computed on an actual/360 basis.

6.5 Advances. Notwithstanding anything herein to the contrary, in the event Pfizer elects to exercise its right, pursuant to the last proviso of Section 6(a) of the Note, to treat a portion of the outstanding amount of the Note as an advance against amounts owed by Pfizer hereunder, Pfizer shall thereafter be relieved of its obligations to make payments hereunder until the full amount of such advance is exhausted.

7. PFIZER AND CUSTOMER EDUCATION.

7.1 Pfizer Education. Monogram shall educate Pfizer personnel, as appropriate, on a periodic basis, on the specifications, benefits and limitations of the Assay, as well as on shipping and handling of Samples.

7.2 Customer Education. Appropriately trained Pfizer representatives and Monogram representatives, where deployed (it being understood that neither Party shall have any obligation to deploy any such personnel), shall each educate the Customers on the Commercial Assay and the procedures for processing thereof. Pfizer sales representatives will be solely responsible for detailing the Pfizer Product. Monogram shall make no claim that it has any right or interest in the Pfizer Product, and will not promote the Pfizer Product unless expressly permitted by Pfizer. Pfizer shall make no claim that it has any right or interest in the Commercial Assay, except as provided in Section 11.2(b) and Section 12.4, and Pfizer shall not, and shall not be required to, make any statements with respect to the Commercial Assay, or, except as expressly set forth in this Agreement, provide instruction or give advice on reimbursement for the Commercial Assay, except as mutually agreed by the Parties and approved by the JSC. Notwithstanding the foregoing, Pfizer may insert any content approved by Monogram pertaining to the Commercial Assay into its own educational or promotional materials, provided Pfizer shall not change such content. Pfizer may request copies of any Monogram content pertaining to the Commercial Assay for Launch in the US Territory, which Monogram shall provide within three (3) months of such request.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7.3 Materials; Call Center. Monogram will coordinate development of electronic versions of training and educational materials relating to the Commercial Assay for Pfizer personnel and Customers in English. Monogram will be responsible for establishing a call center to handle inquiries related to the Commercial Assay. For the Ex-US Territory, prior to Launch in an Ex-US Country, Pfizer will notify Monogram if additional call center resources will be required for such country or if inquiries for such country will be routed to Pfizer personnel. If additional call center resources are required, Monogram will obtain such resources to handle the calls from such country, at Pfizer’s expense pursuant to Section 5.7.

8. REGULATORY AFFAIRS; COMPLIANCE WITH LAW.

8.1 Regulatory Filings and Approvals.

(a) In the US Territory, Monogram shall be responsible for preparing and submitting all Regulatory Filings and seeking and maintaining all Regulatory Approvals for the Commercial Assay, including preparing all reports necessary as part of a Regulatory Filing or Regulatory Approval. Subject to the proviso to Section 10.2, Pfizer shall provide all information and cooperation reasonably requested by Monogram in connection with any Regulatory Filing or Regulatory Approval or correspondence with any Regulatory Authority.

(b) In the Ex-US Territory, Pfizer shall be responsible for preparing and submitting all Regulatory Filings and seeking and maintaining all Regulatory Approvals for the Commercial Assay, including preparing all reports necessary as part of a Regulatory Filing or Regulatory Approval. Subject to the proviso to Section 10.2, Monogram shall provide all information and cooperation reasonably requested by Pfizer in connection with any Regulatory Filing or Regulatory Approval or correspondence with any Regulatory Authority.

8.2 Compliance with Law.

(a) Each of the Parties shall comply with all Laws applicable to its conduct relating to this Agreement, including federal, foreign, and state fraud and abuse and self-referral laws and all laws pertaining to access to and use, maintenance, and transmission of HIV-related and other confidential patient information, laboratory services billing, marketing and sales, and specimen packaging and transport. Each Party represents and warrants that with respect to all protected health information (as that term is defined in the Privacy Regulations) if and to the extent such Party may have access to the protected health information, it is either a covered entity (and not a business associate of the other party) or otherwise permitted to have access to the protected health information under the Privacy Regulations and that it shall protect the privacy, integrity, security, confidentiality and availability of the protected health information disclosed to, used by, or exchanged by the parties by implementing and maintaining privacy and security policies, procedures, and practices, and administrative, physical and technological safeguards and security mechanisms that reasonably and adequately protect the confidentiality, integrity and availability of the protected health information created, received, maintained or transmitted under this

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Agreement, all as required by, and set forth more specifically in, the Privacy Regulations and the Security Regulations, as each may be amended from time to time. In the event HIPAA or the Privacy Regulations or Security Regulations require any addition to or modification of this Agreement, the parties shall use commercially reasonable efforts to agree upon such additions or modifications in a timely manner.

(b) The Parties agree that neither will take any action in the performance of its obligations hereunder to improperly influence in any manner the results of any Commercial Assay, it being of paramount importance to both Parties that accurate test information be provided to all Customers and Patients for whom the Commercial Assay is performed.

8.3 Licensure. The Monogram Facility is and shall remain duly licensed or certified clinical laboratories under CLIA. Monogram shall use commercially reasonable efforts to obtain any other Regulatory Approvals required with respect to the Assay, or the Monogram Facility, including any which the FDA determines are required. Pfizer will use commercially reasonable efforts to assist Monogram in obtaining such Regulatory Approvals. Monogram shall provide documentation of such license or certification upon Pfizer’s request. All Commercial Assays performed by Monogram shall be in accordance with applicable state and federal testing requirements for clinical reference laboratories. Monogram shall maintain, and hereby certifies its and its employees are in possession of, all existing necessary Regulatory Approvals to perform the Commercial Assays in the US Territory and to undertake all other obligations of Monogram hereunder and shall maintain all such Regulatory Approvals during the Term.

8.4 Excluded Provider. Monogram represents and warrants that it is not an Excluded Provider. For purposes of this Section 8.4, the term “Excluded Provider” means a person or entity that either (i) has been convicted of a crime related to health care, or (ii) is currently listed by a federal agency as debarred, excluded or otherwise ineligible for participation in federally funded programs (including federally-funded health care programs such as Medicare and Medicaid). Monogram shall notify Pfizer within five (5) days after Monogram receives notice that it is an Excluded Provider.

9. OWNERSHIP OF MATERIALS AND INTELLECTUAL PROPERTY

9.1 Except as specifically provided in this Agreement, no royalty or other payment will be due to Monogram, its officers, employees, agents or permitted sub-contractors from Pfizer with respect to Monogram’s performance of its obligations under this Agreement.

9.2 For the avoidance of doubt, except as expressly provided in this Agreement, neither Pfizer nor its Affiliates shall have any right, title or interest in or to any Monogram Technology, Monogram Intellectual Property or Monogram Confidential Information, including the testing methods, practices, or procedures or in the test apparatus or equipment, or any improvements thereto, developed by Monogram during the conduct of its business, whether used in the performance of this Agreement or otherwise, and Pfizer hereby acknowledges that it shall not acquire any right in respect thereof and that all such rights and good will are and shall remain vested in Monogram, except as contemplated in Articles 11 and 12, and the Collaboration Security Agreement.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.3 For the avoidance of doubt, nothing in this Agreement shall give Monogram any right, title or interest in or to any of Pfizer’s compounds or methods of compound synthesis, including the Pfizer Product, Pfizer Technology, Patent Rights owned, licensed or controlled by Pfizer or Pfizer Confidential Information.

9.4 For purposes of further clarification, nothing in this Agreement shall give Pfizer or its Affiliates any rights in relation to any of Monogram’s nucleic acid based vectors or its assay technology, except as contemplated in Articles 11 and 12, and the Collaboration Security Agreement.

10. CONFIDENTIALITY

10.1 Treatment of Confidential Information. The Parties agree that during the Term, and for a period equal to the earlier of ten (10) years of the Effective Date and five (5) years after the end of the Term, each Party will, and will cause its Affiliates, (i) to maintain in confidence all Monogram Confidential Information or Pfizer Confidential Information, as the case may be, to the same extent such Party maintains its own proprietary information of similar kind and value and (ii) not to use such Monogram Confidential Information or Pfizer Confidential Information, as the case may be, for any purpose except those expressly permitted by this Agreement. Pfizer and its Affiliates agree not to disclose any Monogram Confidential Information to any Third Parties under any circumstance without the prior consent of Monogram. Except as permitted by Sections 10.2 or 10.3 below, Monogram and its Affiliates agree not to disclose any Pfizer Confidential Information to any Third Parties under any circumstance without the prior consent of Pfizer. If any Change of Control of Monogram occurs, Monogram shall notify Pfizer promptly after execution of the agreement providing for a transaction that, if consummated, would result in a Change of Control, and, at Pfizer’s request, Monogram will, and will cause any Person that becomes an Affiliate of Monogram upon consummation of such Change of Control to, impose restrictions on access to the Pfizer Confidential Information including, without limitation, establishing firewalls, as reasonably requested by Pfizer.

10.2 Authorized Disclosure. Pfizer and Monogram each agree that any disclosure (i) by Pfizer or any of its Affiliates of Monogram Confidential Information, or (ii) by Monogram or any of its Affiliates of Pfizer Confidential Information, in each case to any of their respective officers, employees or agents shall be made only if and to the extent reasonably necessary to carry out its rights and obligations under this Agreement and shall be limited to the maximum extent possible consistent with such rights and obligations. Monogram and Pfizer each represent that all of their directors, officers, employees and agents who shall have access to Pfizer Technology, Monogram Technology, Pfizer Confidential Information or Monogram Confidential Information are bound by an agreement to maintain such information in confidence. Notwithstanding the foregoing, (x) Pfizer may disclose any Monogram Confidential Information to (I) Governmental Authorities (a) to the extent reasonably necessary to obtain or maintain INDs or Regulatory Approvals for the Pfizer Product, (b) to the extent reasonably necessary to respond to inquiries, requests or investigations, and (c) to the extent reasonably necessary to obtain Regulatory Approval and pricing and reimbursement of the sale of the Commercial Assay in any Ex-US Country, including any Reimbursement Approval, (II) Pfizer Agents or other business consultants, attorneys, accountants or professional service providers, except for

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

medical, scientific or technical consultants in the area of HIV or antiretroviral resistance testing, and (III) to the extent necessary in order to enforce Pfizer’s rights under this Agreement or the Note Agreement, (y) Monogram may disclose any Pfizer Confidential Information (I) to Governmental Authorities in order to respond to inquiries, requests or investigations, (II) to attorneys, accountants or professional service providers (III) to outside consultants, suppliers or subcontractors in connection with the Assay, (IV) to the extent necessary in order to enforce Monogram’s rights under this Agreement; and (z) Pfizer and Monogram may disclose any Monogram Confidential Information and Pfizer Confidential Information, respectively, when required to be disclosed under Law or in connection with a legal proceeding; provided that, in each case enumerated in clauses (x), (y), and (z) of this Section 10.2, the disclosing Party shall obtain the same confidentiality obligations from such Third Parties as it obtains with respect to its own proprietary information of similar kind and value.

10.3 Publicity. The press release announcing the signing of the transaction contemplated by this Agreement is attached as Annex F hereto and will be promptly disseminated following signing. Pfizer shall have the sole right to make public announcements regarding the Pfizer Products in the Territory. Monogram shall have the sole right to make public announcements regarding the capabilities of the Assay, the availability of the Assay, the existence and general terms of this Agreement and the Note Agreement, and progress of Monogram’s business with regard to the Assay, which are consistent with the press release attached hereto as Annex F. Without Pfizer’s consent, Monogram shall not be permitted to make any public announcement concerning the reliability of the Commercial Assay that implies that Pfizer endorses or makes representations to the public concerning the accuracy and reliability of the Assay, except for announcements that acknowledge the relative contractual responsibilities of the Parties under this Agreement. Other than such announcements, neither party, without the prior approval of the other party, shall originate any publicity, news release or public announcement, written or oral, whether to the public press, stockholders or otherwise, relating to this Agreement, the subject matter to which it relates, performance under it or any of its terms, to any amendment hereto or performance hereunder (herein referred to as an “Announcement”), except for such an Announcement which (x) is required by Law, applicable stock exchange regulation or legal (including but not limited to judicial, arbitral and administrative) proceedings to be made or (y) is contained in a Party’s filings with the Unites States Securities and Exchange Commission. Other than public announcements described in the second and third sentences of this Section 10.3 and Announcements described in clauses (x) and (y) of this Section 10.3, a Party will give the other Party at least ten (10) days’ advance notice of the text of any proposed Announcement so that the other party will have an opportunity to comment upon the Announcement. For an Announcement required by clause (x) of this Section 10.3, each party will endeavor to give the other Party reasonable notice, which presumptively shall be ten (10) days notice, unless circumstances require that the Announcement be released sooner.

10.4 Data Ownership; Publications. Pfizer shall be the sole owner of any data or other information related to the Pfizer Product, Pfizer Product data or tropism data generated in a Pfizer clinical trial or otherwise controlled by Pfizer, and neither Monogram nor its Affiliates will have any right to publish or present any information related to the Pfizer Product, Pfizer Product data or Pfizer tropism data without the consent of Pfizer. Monogram shall be the sole

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

owner of any data or other information related to tropism data generated by Monogram independently of Pfizer’s human clinical trials or otherwise controlled by Monogram, and neither Pfizer nor its Affiliates will have any right to publish or present any information related to such tropism data without the consent of Monogram.

10.5 Agreement Filing. To the extent, if any, that a Party concludes that it is required under applicable Laws to file or register this Agreement or a notification thereof with any Governmental Authority, including the United States Securities and Exchange Commission, the FTC or the DOJ, such Party may do so; provided that such Party shall provide the other Party with a written copy of all proposed filings, registrations or notifications within such time frame as to allow for a reasonably sufficient time for review and comment by the other Party prior to the submission of such proposed filing, registration or notification. The other Party shall cooperate with such filing, registration or notification and shall execute all documents reasonably required in connection therewith. To the extent permitted by applicable Law, the Parties will request confidential treatment of sensitive provisions of this Agreement. The Parties shall promptly inform each other as to the activities or inquiries of any such Governmental Authority relating to this Agreement and shall cooperate to respond to any request for further information therefrom.

11. ADDITIONAL OR PFIZER TESTING FACILITY

11.1 Establishment of Additional Testing Facility. The Parties acknowledge that Pfizer may desire during the Term to establish an Additional Facility or a Pfizer Facility (but not both) which, in either case, as between Pfizer and Monogram, shall be owned or leased by Pfizer. Pfizer shall have the right, exercisable in its sole discretion at any time by notice to Monogram, to require Monogram to undertake any or all of the activities specified below associated with the establishment of an Additional Facility or Pfizer Facility, it being acknowledged that (i) the Parties will use Diligent Efforts to ensure that any Additional Facility shall be operational, including obtaining any applicable Regulatory Approvals within fifteen (15) months of the date of such notice and (ii) Monogram shall not be authorized to and shall not enter into any contractual obligation with respect to the Additional Facility or Pfizer Facility to be developed pursuant to this Article 11 without the advance approval of Pfizer. At the request of Pfizer, Monogram shall use Diligent Efforts to:

(a) Identify modifications and improvements in the physical location selected for the Additional Facility or the Pfizer Facility that are required to perform the Commercial Assay;

(b) Identify all equipment and third party services (including insurance coverage and courier and other logistical support services) required to perform the Commercial Assay at the Additional Facility or the Pfizer Facility;

(c) With respect to an Additional Facility, negotiate with vendors of the equipment and services identified in the preceding clause;

(d) Establish protocols for the performance of the Commercial Assay at such Additional Facility;

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e) Identify Regulatory Approvals needed to perform the Assay in the Additional Facility or the Pfizer Facility, and use Commercially Reasonable Efforts to obtain Regulatory Approval of the Additional Facility under CLIA;

(f) In the case of the Additional Facility, identify and retain the personnel who shall be employed at such facility;

(g) Create, develop and implement a comprehensive training program for personnel who will be employed at either the Additional Facility or the Pfizer Facility; and

(h) Provide such other services as may be reasonably necessary to commence operations at such Additional Facility and are reasonably requested by Pfizer to be provided.

11.2 Operation of Additional Testing Facility.

(a) In the case of the Additional Facility, Monogram shall operate the Additional Facility and performing the Assay and shall employ and be responsible for all salary, benefits and other obligations to the persons required to carry out these functions, shall maintain insurance coverage in respect of such operations and comply with all applicable Laws. Monogram shall retain any and all payments received from Customers or otherwise in respect of Assays performed at the Additional Facility. Monogram shall operate the Additional Facility in consultation with the JSC and in accordance with all requirements hereunder that would apply to its operation of the Monogram Facility and the performance of the Commercial Assay in the Monogram Facility. Upon not less than two weeks notice to Monogram, Pfizer or any Pfizer Agent shall have the right to appoint a reasonable number of personnel to observe the activities at the Additional Facility no more frequently that once per calendar quarter, and pursuant to the provisions of Section 14.1, Monogram shall train any such persons in all aspects of the Assay and its performance. Notwithstanding anything herein to the contrary, in the event Pfizer exercises its Continuation Remedy, Pfizer shall have the right to assume control of the operations of the Additional Facility.

(b) In the case of a Pfizer Facility, Pfizer or Pfizer Agent shall operate such facility and shall employ all individuals who are operating such facility and performing the Assay at such location, it being agreed that such personnel shall be trained by Monogram as part of the establishment of such facility as specified in Section 11.1. For so long as Pfizer has not exercised its Continuation Remedy, Pfizer agrees that the only activity or business it shall perform at such facility shall be the performance of no more than [*] of the Assays necessary to support Pfizer’s human clinical trials, and it shall pay Monogram a royalty of [*] for each such Assay it performs. Following the exercise of Pfizer’s Continuation Remedy, the royalty for Pfizer’s human clinical trial requirements shall be governed by Section 12.4(c).

11.3 Reimbursement. Pfizer shall reimburse Monogram for [*] incurred in providing the assistance contemplated by Section 11.1 and the services specified in Section 11.2(a), provided that such reimbursement for services specified in Section 11.2(a) shall not be required in any calendar year in which Monogram performs more than [*] Commercial Assays.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

11.4 Abandonment. Notwithstanding anything in this Article 11 to the contrary, Pfizer shall have the right in its sole discretion to abandon the establishment of an Additional Facility or the Pfizer Facility; provided, however, that (i) such abandonment shall not relieve Pfizer of its obligations under Section 11.3, and (ii) after commencement of Monogram services pursuant to Section 11.2(a), Pfizer shall first provide Monogram with not less than six (6) months advance notice.

11.5 Monogram Option. At the end of the Term or upon any abandonment of an Additional Facility during the Term, Monogram shall have an option to acquire any of the equipment and other assets owned by Pfizer that are part of the Additional Facility or the Pfizer Facility for an amount equal to the depreciated book value of such equipment and other assets (as evidenced by reasonable supporting documentation provided by Pfizer), and (ii) assume all obligations under any real property lease or other contract related solely to the Additional Facility; provided, however, if this agreement terminates pursuant to Sections 16.2 and 16.5, Monogram shall forfeit such option, and if Pfizer terminates this Agreement during the continuance of a material breach (other than a material breach resulting in a termination under Section 16.2), Monogram’s right to purchase such equipment and other assets shall be at the actual cost incurred by Pfizer and not the depreciated book value.

11.6 Alternative Arrangements. The Parties recognize that it may be mutually beneficial and may wish in good faith to propose, discuss and review potential alternative arrangements with a view of providing Pfizer with other methods by which it can obtain operational and other benefits similar to those provided under Sections 11.1 through 11.5 above. For clarification, the Parties agree that the failure to engage in discussions or to reach mutual agreement on the subject matter of this Section 11.6 shall not constitute a breach of this Agreement by either Party, nor shall it affect the rights and obligations of the Parties under Sections 11.1 to 11.5 above.

12. PERFORMANCE STANDARDS; CERTAIN BREACH REMEDIES

12.1 Forecasting.

(a) Beginning one year prior to the first Anticipated Launch Date of the Pfizer Product, and each at the beginning of each [*] thereafter, Pfizer shall provide Monogram with a non-binding forecast of the [*] demand for the Commercial Assay within the Territory for the following [*] (which forecasts will include activity/marketing demand and any “special programs” to be conducted by Pfizer) so that Monogram may make plans to meet the demand for the Commercial Assay (the “Rolling Forecast”).

(b) Pfizer’s Rolling Forecast for the Commercial Assay shall be considered “Locked” for the [*] for which a Rolling Forecast is provided. For purposes of illustration, the dates of the “Locked” Rolling Forecast are provided below:

Date on or before which Rolling Forecast is provided	Pfizer’s Forecast is “Locked” for the aggregate of the three months
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c) In the event that in any [*] the actual demand for the Assay [*], Monogram shall not be required to meet the Performance Standards for such [*], and Monogram shall not be held in material breach for non-compliance with such standards, provided, however, it shall use Diligent Efforts to complete the Assays as quickly as practicable under the circumstances.

(d) All Rolling Forecasts will be non-binding and shall not imply any obligation on the part of Pfizer to purchase itself or warrant the purchase of Assays by itself or any Third Party.

12.2 Performance Standards. Monogram shall perform its obligations in respect of Commercial Assays with respect to Samples originating in the Established Countries in accordance with the Performance Standards (other than the Consolidator Performance Standards), measured collectively on a quarterly basis.

12.3 Pfizer Access in event of Material Breach. In the event of any material breach of Sections 2.1, 2.2, 2.3, 3.1 and 12.2 of this Agreement, upon notice by Pfizer and subject to compliance with reasonable restrictions established by Monogram, Monogram shall permit Pfizer reasonable access to the Monogram Facility and its executives in order to observe or discuss the activities at the Monogram Facility and to ascertain the cause of such material breach and a possible solution.

12.4 Pfizer Remedy for Breach.

(a) (i) Upon any material breach of Sections 2.1, 2.2, 2.3, 3.1 or 12.2 that is not cured within ninety (90) days of a notice of such breach from Pfizer, or (ii) immediately upon the repudiation or rejection of Monogram’s obligations hereunder, Pfizer shall have the right, exercisable upon notice to Monogram, at any time (a) such material breach is continuing or (b) Monogram has not thereafter acknowledged its obligations hereunder, respectively, but no later than one year following the relevant cure period, to commence performance of Assays for its own human clinical trials and for the performance of the Commercial Assay, either itself and/or through a Third Party contractor, licensee, or sublicensee, including without limitation at the Additional Facility or the Pfizer Facility (“Continuation Remedy”). Pfizer’s right to exercise its Continuation Remedy shall be in addition to any right of termination under Article 16 and any other remedies it may have at law or in equity. The Parties agree that a material breach of Sections 2.1, 2.3, 3.1 or 12.2 will not arise to the extent failure to perform is caused by (a) consolidation laboratory performance, (b) any failure to complete a front-end transfer of the Assay, so long as Monogram utilizes Commercially Reasonable Efforts to effect such transfer, and/or (c) an FDA exercise of jurisdiction over the Monogram Facility and/or the Assay, so long as Monogram utilizes Commercially Reasonable Efforts to comply with such FDA requirements.

(b) For the purposes of exercising the Continuation Remedy at the Additional Facility or the Pfizer Facility, and performing the Assay for clinical trials at the Pfizer Facility pursuant to Section 11.2(b), Monogram is hereby granting to Pfizer the following present rights and interests, (i) the non-exclusive license described in Article 13, (ii) a security interest as set forth

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

in the Collaboration Security Agreement, and (iii) the right to use the Tangible Materials as described in Section 14.2. In addition, for such purposes, Monogram is hereby granting to Pfizer the right for Pfizer personnel to be trained at the Monogram’s facility as described in Article 14.

(c) If following exercise of the Continuation Remedy, Pfizer performs the Assay, either directly (whether at the Additional Facility, the Pfizer Facility or otherwise) or through the use of a Third Party, Pfizer shall pay Monogram a royalty of [*].

(d) Monogram shall use Commercially Reasonable Efforts to ensure that any license it obtains from a Third Party after the Effective Date with respect to Monogram Intellectual Property expressly permits Monogram to sublicense such license to a Third Party, and expressly permits sublicensees to assume Monogram’s license rights upon an event that would otherwise result in termination of the license, or loss of such license rights. For clarification, in no event shall Monogram be obligated to obtain such sublicensing rights if it would be required to pay additional consideration therefor (whether in the form of upfront payments or increased royalty rates). Monogram hereby acknowledges that in entering into its licensing arrangements with Third Parties, it shall not obligate itself to pay higher royalties or other amounts for Third-Party intellectual property used in the Ex-US Territory relative to such intellectual property used in the US Territory.

(e) Monogram agrees that it will use Commercially Reasonable Efforts to obtain licenses to all Third Party intellectual property which Monogram deems in its reasonable judgment to be necessary to make, use/perform, sell, and import the Commercial Assay. Monogram agrees that it will provide Pfizer with complete copies of any such licenses it obtains.

13. INTELLECTUAL-PROPERTY LICENSE.

13.1 License to Pfizer. (a) Subject to the terms of this Agreement and Section 13.1(b) below, Monogram hereby grants to Pfizer:

(i) a non-exclusive, worldwide, license, with the right to sublicense (to the extent permitted), to use the Monogram Technology, the Monogram Copyrights, and the Monogram Confidential Information to make, have made, use/perform, sell or import the Assay (as it may exist as of the time these licensed rights are first exercised) in the Territory;

(ii) a non-exclusive, worldwide, license, with the right to sublicense (to the extent permitted), under the Monogram Patent Rights to make, have made, use/perform, sell or import the Assay (as it may exist as of the time these licensed rights are first exercised) in the Territory; and

(iii) a non-exclusive, worldwide, license, with the right to sublicense (to the extent permitted), to use the Monogram Trademarks on or in connection with the Assay (as it may exist as of the time these licensed rights are first exercised) in the Territory.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) Notwithstanding anything in the contrary herein, Pfizer shall exercise or otherwise exploit the licensed rights that are being granted on the Effective Date only (i) to exercise its rights as permitted under and pursuant to Section 11.2(b) and in that event only during the Pfizer Facility Term and (ii) to exercise its rights as permitted under and pursuant to Sections 12.4(a) and 12.4(c) and in that event only during the Continuation Remedy Term.

(c) All rights and licenses granted under or pursuant to this Agreement by Monogram are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Article 101 of the U.S. Bankruptcy Code. The parties agree that Pfizer, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, or equivalent legislation in any other jurisdiction. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Monogram under the U.S. Bankruptcy Code, Pfizer shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and any Tangible Material, if not already in their possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon its request therefor, unless Monogram elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of Monogram upon request therefor by Pfizer.

14. TRAINING OF PFIZER PERSONNEL IN THE ASSAY; MATERIALS AND DOCUMENTATION TRANSFER.

14.1 Commencing thirty (30) days after the filing of an NDA with respect to Pfizer Product, Pfizer shall have the right to have two (2) employees trained at the Monogram Facility in all aspects of performing the Assay at least annually, it being understood that Pfizer may request that Monogram train different employees every year; provided, if there are modifications to the Assay performance, Monogram shall train Pfizer’s employees at the Monogram Facility upon Pfizer’s reasonable request at the Monogram Facility; provided, further that during any time following satisfaction of one or more of the conditions set forth in Section 12.4(a)(i), (ii) or (iii), Pfizer shall be able to have such personnel trained and present at the Monogram Facility on demand.

14.2 Monogram agrees to transfer the Tangible Material to Pfizer within 30 days of execution of this Agreement, to be held by Pfizer for use solely for the purposes of exercising its rights under Sections 11.2(b), and upon exercise of the Continuation Remedy. Monogram also agrees to provide detailed storage instructions to enable the safe keeping of Tangible Material. Monogram agrees to transfer to Pfizer all improvements to the Tangible Material which may from time to time be incorporated in to the Assays, as soon as reasonably practical following development by Monogram.

14.3 In order for Pfizer to exercise its Continuation Remedy, Pfizer shall be free to make and reproduce such Tangible Materials following the exercise of its Continuation Remedy to the extent necessary to perform Assays as permitted pursuant to Section 12.4 above and ensure the continued integrity/function of such Tangible Material. Monogram shall train a reasonable number of Pfizer personnel with respect to the Tangible Materials for clinical use, including reproducing the Tangible Material to perform the Commercial Assay.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

14.4 Pfizer agrees that it will comply with all applicable governmental regulatory and statutory requirements regarding use of the Tangible Materials. For the avoidance of doubt, Pfizer will make no use of the Tangible Material except as provided in Sections, 11.2(b) or 14.2 and until Pfizer has exercised its Continuation Remedy.

15. RECORDS; OTHER ASSAY LIMITATION.

15.1 Records; Audits.

(a) Monogram shall, and shall cause its Affiliates and sublicensees to, provide to Pfizer the reports identified in Annex G, and keep accurate books and records related thereto. Monogram shall permit Pfizer, by independent qualified public accountants employed by Pfizer and reasonably acceptable to Monogram, to examine such books and records at any reasonable time following the rendering of any corresponding reports, accountings and payments provided by Monogram hereunder. Such accountants may be required by Monogram to enter into a reasonably acceptable confidentiality agreement, and in no event shall such accountants disclose to Pfizer any information other than such as relates to the accuracy of reports and payments made or due hereunder. The opinion of such accountants regarding such reports, accountings and payments shall be binding on the Parties, other than in the case of manifest error. Pfizer shall bear the cost of any such examination; provided that if such examination shows an overpayment by Pfizer of more than [*]% for the applicable period (for purposes of such calculation, differences, if any, between Costs of Services Estimates and Costs of Services Reconciliations delivered in accordance with Section 3.5(b) shall be disregarded), then Monogram shall promptly reimburse Pfizer for all costs incurred in connection with such examination. Monogram shall promptly re-pay to Pfizer any amounts of any overpayments of amounts revealed by an examination (including interest payable in accordance with Section 6.4), and Pfizer shall promptly pay to Monogram any amounts of any underpayments of amounts revealed by an examination (without any interest).

(b) Upon Pfizer’s reasonable request, Pfizer shall have the right to conduct an quality-assurance audit in accordance with Pfizer’s quality-assurance policies then in effect. Pfizer shall be permitted to conduct such audit no more frequently than once every [*].

15.2 Other Assay Limitation. During the Term, Monogram agrees that it shall not enter into any agreement or other arrangement with Third Parties providing that other HIV assays will be given priority ahead of the Commercial Assay.

16. TERM; TERMINATION.

16.1 Term. This Agreement shall become effective on the Effective Date and, unless earlier terminated as provided herein, shall continue until December 31, 2009, provided that Pfizer shall have the right to extend this Agreement on up to five (5) successive occasions for additional terms of one-year each, such right to be exercised by providing notice to Monogram no later than six (6) months prior to the then applicable termination date (“Term”).

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

16.2 Termination Upon Exercise of Continuation Remedy by Pfizer. This Agreement shall automatically terminate upon the exercise by Pfizer of the Continuation Remedy.

16.3 Termination at Will. (a) After the Effective Date, Pfizer may terminate this Agreement in whole or in part with respect to any country, at any time in its sole discretion, upon ninety (90) days’ advance notice to Monogram, with such termination becoming effective at the end of such ninety (90)-day period.

(b) Monogram may terminate this Agreement in whole in the event Pfizer terminates this Agreement with respect to all Ex-US countries pursuant to clause (a) of this Section.

16.4 Monogram Termination Right. If Monogram believes that Pfizer is in material breach of this Agreement, Monogram may deliver notice of such material breach to Pfizer, such notice to describe in detail the nature of such breach. For purposes of this Section 16.4, a material breach shall include a material inaccuracy in any representation or warranty contained herein. Pfizer shall have sixty (60) days from its receipt of such notice to cure such material breach. Any such termination shall become effective at the end of such sixty (60)-day period unless Pfizer has cured any such breach prior to the expiration of such sixty (60)-day period.

16.5 Other Termination Rights. If a Party is generally unable to meet its debts when due, or makes a general assignment for the benefit of its creditors, or there shall have been appointed a receiver, trustee or other custodian for such Party for all or substantially all of its assets, or any case or proceeding shall have been commenced or other action taken by or against such Party in bankruptcy or seeking the reorganization, liquidation, dissolution or winding-up of such Party or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law, and any such event shall have continued for sixty (60) days undismissed, unstayed, unbonded and undischarged, the other Party may, upon notice to the first Party, terminate this Agreement, such termination to be effective upon the first Party’s receipt of such notice.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

16.6 Effect of Termination.

(a) Survival. All covenants and agreements herein, including licenses and sublicenses granted hereunder shall terminate upon termination of this Agreement; provided (A) that the following provisions shall survive any expiration or termination of this Agreement: Articles 1 (Definitions), 10 (Confidentiality), 18 (Indemnities), 19 (Miscellaneous), 9 (Ownership of Materials and Intellectual Property), and this Section 16.6 (Effect of Termination), together with any sections or defined terms referred to in such provisions, surviving provisions necessary to give them effect, and (B) upon Pfizer’s exercise of the Continuation Remedy, the following provisions shall survive in addition to the Articles and Section identified in the preceding subclause (A): Article 13 (Intellectual-Property Matters), and Sections 12.4(a), 12.4(b), 12.4(c), 14.2, 14.3 and 14.4, together with any sections or defined terms referred to in such provisions, surviving provisions necessary to give them effect.

(b) In the event Pfizer elects not to renew this Agreement pursuant to Section 16.1 or this Agreement is terminated pursuant to Sections 16.3(a), 16.4 or 16.5, Monogram shall advise Pfizer within ninety (90)-days of such notice or election or termination whether it intends to dismantle the Infrastructure with respect to any Ex-US Country. In the event Monogram elects to dismantle such Infrastructure, provided Monogram takes commercially reasonable steps to minimize further expenses, and Monogram actually terminates and winds-down contracts and terminates the employment of persons related thereto, Pfizer will reimburse Monogram for its out-of-pocket expenses incurred in connection with such termination and wind-down, provided (i) Pfizer shall not be obligated to reimburse Monogram for any expenses associated with Monogram’s termination and wind-down that, if Pfizer terminates this Agreement due to Monogram’s material breach or exercise of the Continuation Remedy and (ii) to the extent permissible by their terms, all agreements with couriers and consolidation laboratories will be assigned to Pfizer, if Pfizer exercises the Continuation Remedy.

(c) Any termination or expiration of this Agreement shall not relieve the Parties of any liability that accrued (including any liability that accrued as of result of a breach) hereunder prior to such termination or expiration. In addition, any termination or expiration of this Agreement shall not preclude any Party from pursuing all rights and remedies it may have hereunder or under the governing law as defined in Section 19.7 below (including specific performance and injunctive relief). The remedies provided herein are not exclusive of other remedies available to a Party under the governing Law as defined in Section 19.7 below.

17. REPRESENTATIONS AND WARRANTIES

17.1 Corporate Representations and Warranties. Each Party represents and warrants to the other Party that, as of the Effective Date:

(a) such Party is a company duly organized, validly existing and, to the extent such concept is known in the respective jurisdiction, in good standing under the Laws of its state of incorporation, and such Party has the full corporate power and authority to own and operate its properties and assets and to conduct its business as presently conducted by it. Such Party has all necessary corporate power and authority to enter into this Agreement and perform its obligations hereunder and to carry out the transactions contemplated hereby;

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) such Party is duly qualified to do business in its state of incorporation and is, to the extent such concept is known in the respective jurisdiction, in good standing in each jurisdiction in which the character or location of its properties and assets owned or operated by it or the nature of the business conducted by it makes such qualification necessary;

(c) all corporate action has been taken on the part of such Party’s directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of such Party under this Agreement. This Agreement, when executed and delivered by such Party, and assuming the due execution by the other Parties, will constitute valid and legally binding obligations of such Party enforceable against such entity in accordance with its terms;

(d) no Governmental Approval, or consent, approval or waiver of any other Person, is required to be made or obtained by such Party in connection with the execution and delivery of, and performance of its respective obligations under this Agreement and the consummation of the transactions contemplated hereby; and

(e) neither the execution, delivery and performance of this Agreement by such Party nor the performance by such Party of its obligations hereunder nor the consummation by such Party of the transactions contemplated hereby will result in (i) a material violation of or a conflict with any provision of its organizational documents, (ii) a material breach or violation of, or a default under (with or without notice or lapse of time or both) any term or provision of, or any right of termination, cancellation, modification or acceleration arising under any contract or by which any of their respective properties or assets are bound, (iii) a material violation by such Party of any Law or order, or (iv) the imposition of any encumbrance on the business, properties or assets of such Party.

17.2 Additional Representations and Warranties of Monogram. Monogram further represents and warrants to Pfizer as follows, as of the Effective Date:

(a) Monogram owns sufficient rights to Monogram Intellectual Property to perform its obligations under this Agreement with respect to the US Territory and to grant Pfizer the license set forth in Article 13. Monogram has not transferred ownership of, or granted any exclusive license of, or exclusive right to use, or authorized the retention of any exclusive rights to use, any Monogram Intellectual Property with respect to any other Person (except as provided herein).

(b) Annex H hereto contains a list of all licensed third-party intellectual property licensed to Monogram for use in connection with the Assay. All such licensed intellectual property is licensed from a party other than Monogram pursuant to a contract disclosed in Annex H. The Monogram Intellectual Property, together with the third-party intellectual property identified in Annex H, constitutes all intellectual property owned, licensed to or controlled by Monogram or any of its Affiliates that is necessary or useful in the development, manufacture or use, performance, sale or importation of the Assay or that claims any Technology relating thereto.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c) To the knowledge of Monogram, except as set forth in the SEC Documents (as defined in the Note Agreement), neither the Monogram Intellectual Property nor any activities of Monogram is the subject of a notice or claim regarding any infringement of any such rights.

(d) Neither this Agreement nor the transactions contemplated hereby shall result in (i) Monogram’s granting to any third party any right with respect to any Monogram Intellectual Property or, as the case may be, any licensed third-party intellectual property, and (ii) Monogram being bound by, or subject to, any non-compete or other restriction on the use of the Monogram Intellectual Property or, as the case may be, any licensed third-party intellectual property. Monogram has disclosed to Pfizer all material correspondence and contact information between it and the United States Food and Drug Administration or any other similar foreign regulatory authority regarding the Assay.

(e) Monogram has disclosed to Pfizer all material information in Monogram’s possession related to the performance and reliability of the Assay, and Monogram’s capabilities to perform the Assay. To the knowledge of Monogram, after due inquiry, all information provided by Monogram to Pfizer related to the performance, reliability, capabilities and US Territory reimbursement for the Commercial Assay is true and correct in all material respects.

(f) Monogram is not a Party to any agreement or other arrangement providing that other HIV assays will be given priority ahead of the Commercial Assay.

18. INDEMNITIES

18.1 Mutual Indemnification.

(a) Each Party (each, an “Indemnifying Party”) hereby agrees to indemnify and hold the other Party and its Representatives (each, an “Indemnified Party”) harmless from and against any and all Third Party claims, liabilities, obligations, losses, fines, costs, royalties, proceedings, or damages (whether absolute, accrued, conditional or otherwise), including out-of-pocket expenses and reasonable attorneys’ and accountants’ fees incurred in the investigation or defense of any of the same (collectively, “Losses”), resulting from or arising out of or in connection with any breach of any representation, warranty, covenant or agreement contained in this Agreement by the Indemnifying Party.

(b) Monogram hereby agrees to indemnify and hold Pfizer and its Representatives harmless from and against any Losses resulting from or arising out of or in connection with any accident, illness or personal injury, including death, or property damage to the extent caused or allegedly caused by, or to the extent related to, the Commercial Assay, except to the extent it arises from the breach of this Agreement or the negligence or willful misconduct of Pfizer.

(c) Pfizer hereby agrees to indemnify and hold Monogram and its Representatives harmless from and against any Losses resulting from or arising out of or in connection with any

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accident, illness or personal injury, including death, or property damage to the extent caused or allegedly caused by, or to the extent related to, the Pfizer Product, except to the extent it arises from the breach of this Agreement or the negligence or willful misconduct of Monogram.

18.2 Indemnification Procedures.

(a) Within ninety (90) days following receipt by the Indemnified Party of notice of any pending or threatened Action, claim or demand by a Third Party (any such Action, claim or demand, a “Third Party Claim”) which could give rise to a claim for Losses under Section 18.1, the Indemnified Party shall give notice thereof to the Indemnifying Party indicating the nature of such claim and the basis therefor (set forth in as complete and accurate a manner as practicable); provided, however, that failure to give such notice shall not affect the indemnification provided hereunder, except to the extent the Indemnifying Party is materially and adversely prejudiced as a result of such failure.

(b) The Indemnifying Party shall have the right, at its option, to assume the defense of, at its own expense and by its own counsel reasonably satisfactory to the Indemnified Party, any such matter involving the asserted liability of the Indemnified Party as to which the Indemnifying Party shall have acknowledged in writing to the Indemnified Party its obligation to fully indemnify the Indemnified Party. If any Indemnifying Party shall, in accordance with the preceding sentence, undertake to compromise or defend any such asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall agree to cooperate with the Indemnifying Party and its counsel in the compromise of, or defense against, any such asserted liability; provided, however, that the Indemnifying Party shall not settle any such asserted liability without the prior written consent of the Indemnified Party; provided, further, however, that the immediately preceding proviso shall not apply in the case of any settlement which releases the Indemnified Party completely in connection with such matter and which provides relief consisting solely of money damages borne by the Indemnifying Party. The Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such action or proceeding.

(c) The Indemnifying Party shall bear the reasonable fees, costs and expenses of one such separate counsel for the Indemnified Party in each jurisdiction and shall pay such fees, costs and expenses at least quarterly, if, but only if, (x) the defendants in, or targets of, any such action or proceeding include both an Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have reasonably concluded that there may be legal defenses available to it or to other Indemnified Parties which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action or proceeding); (y) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party within a reasonable time after notice of the institution of such action or proceeding; or (z) the Indemnifying Party shall authorize such Indemnified Party to employ separate counsel at the Indemnifying Party’s expense. In addition, the Indemnifying Party shall be liable for the reasonable fees and expenses of one counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof. The Indemnified Party and its counsel shall cooperate with the Indemnifying Party and its counsel and shall not

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assert any position in any proceeding inconsistent with that asserted by the Indemnifying Party; provided, however, that the foregoing shall not prevent the Indemnified Party from taking the position that it is entitled to indemnification hereunder. All reasonable out-of-pocket costs and expenses incurred in connection with an Indemnified Party’s cooperation shall be borne by the Indemnifying Party. The Indemnified Party shall have the right at its own expense to participate in the defense of such asserted liability.

18.3 Exclusive Remedy. Without limiting any right or remedy either Party may have hereunder or in law or equity in respect of any breach of this Agreement that does not involve a Third Party Claim, and except for fraud, intentional misrepresentation, or gross negligence by any Party, the foregoing indemnification provisions are the sole and exclusive remedy for any claim for monetary relief arising from Losses arising as a result of a breach of this Agreement.

18.4 Dispute Resolution. Resolution of all disputes arising out of or related to this Agreement or the performance, enforcement, breach or termination of this Agreement and any remedies relating thereto, shall be governed by and construed under the substantive laws of the State of New York, without regard to conflicts of law rules that would provide for application of the law of a jurisdiction outside New York. Any such controversy or claim shall be resolved by the United States District Court for the Southern District of New York, a New York state court sitting in New York, New York, the United States District Court for the District of Delaware, or a Delaware state court sitting in Wilmington, Delaware (collectively, the “Courts”). Each Party (a) irrevocably submits to the exclusive jurisdiction in the Courts, for purposes of any action, suit or other proceeding relating to or arising out of this Agreement, and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such Party. Monogram hereby irrevocably designates, appoints and empowers Corporation Service Company, located at 2711 Centerville Road, Suite 400, Wilmington, DE 19808, as its true and lawful agent and attorney in fact in its name, place and stead to receive and accept on its behalf service of process in any action, suit or proceeding in the Courts of New York with respect to matters as to which it has submitted to jurisdiction as set forth in the immediately preceding sentence.

19. MISCELLANEOUS

19.1 Insurance. Monogram agrees to procure and maintain in full force and effect during the Term valid and collectible insurance policies in connection with its activities as contemplated hereby. Upon Pfizer’s request, Monogram shall provide Pfizer with a certificate of coverage or other written evidence reasonably satisfactory to Pfizer of such insurance coverage.

19.2 Non-Exclusivity. This Agreement shall be non-exclusive, and for clarification, does not prohibit either Party (whether alone or with Third Parties) from researching, developing or performing any assay (including the Assay) used in the treatment or diagnosis of HIV.

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19.3 Costs, Expenses. Other than as provided herein, each Party shall pay its own costs, fees and out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and documents contemplated herein.

19.4 No Finders’ Fees. Each Party represents that it neither is nor will be obligated for any finders’, broker’s, financial advisors’ or other intermediaries’ fee or commission in connection with this Agreement.

19.5 Amendment and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the consent of Pfizer and Monogram. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

19.6 Successors and Assigns.

(a) Except as otherwise provided in this Agreement, the rights and obligations of the Parties will be binding upon and inure to the benefit of their respective successors. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, in whole or in part, by any Party without the prior consent of the other Party; provided that Pfizer may assign this Agreement or any of its rights hereunder to any of its Affiliates without Monogram’s consent so long as Pfizer continues to be bound by all of its obligations under this Agreement. Any assignment or purported assignment of this Agreement in breach of any provision hereof shall be null and void.

(b) Notwithstanding anything in this Agreement to the contrary, if an assignment by one Party of its rights or obligations under this Agreement leads to the imposition of any value-added taxes or withholding tax liability on the other Party resulting from the performance of the Parties obligations under this Agreement that would not have been imposed in the absence of such assignment or in an increase in such liability above the liability that would have been imposed in the absence of such assignment, the assigning Party shall indemnify and hold harmless the non-assigning Party (or its assignee) from any such additional or increased tax liability (except to the extent that the non-assigning Party can reclaim it, provided that the assigning Party reimburses the non-assigning Party for any reasonable out of pocket costs incurred in the reclaim). In the event of any such assignment, the assigning Party shall, or shall cause its assignee to, gross up any payments it makes to the non-assigning Party to the extent necessary so that the net payment received by the non-assigning Party after such additional or increased tax liability equals the amount due under this Agreement.

19.7 Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of New York without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

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19.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by applicable Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

19.9 Entire Agreement. This Agreement and the Amendment to the Master Services Agreement, including all schedules, annexes and exhibits hereto and thereto constitute the entire agreement and understanding of the Parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the Parties with respect to the specific subject matter hereof.

19.10 Notices. Any notices, approvals, or consents required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be deemed to have been sufficiently given for all purposes if (i) mailed by first class certified or registered mail, postage prepaid, internationally recognized overnight courier, (ii) personally delivered, or (iii) sent via facsimile. Unless otherwise specified in writing, the mailing addresses and fax numbers of the Parties shall be as described below:

For Monogram:	Monogram Biosciences Inc.
345 Oyster Point Boulevard
South San Francisco, California 94080

Attention: Chief Executive Officer
Facsimile No: +1 650-635-1111

with a copy to:	Attention: General Counsel
Facsimile No.: +1 650-635-1111

For Pfizer:	Pfizer Inc.
235 East 42nd Street
New York, New York 10017

Attention: President, Pfizer Human Health
Facsimile No.: +1 212-808-8652

with a copy to:	Attention: Vice Chairman, Executive Vice President and
General Counsel
Facsimile No.: +1 212-808-8924

Notices hereunder shall be deemed to be effective (x) upon receipt if personally delivered or faxed, (y) on the tenth (10th) Business Day following the date of mailing if sent by first class

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certified or registered mail, and (z) on the second (2nd) Business Day following the date of transmission or delivery to the overnight courier if sent by overnight courier. A Party may change its address or fax number listed above by sending notice to the other Parties in accordance with this Section 19.10.

19.11 Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.

19.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered will be deemed an original of the Party or Parties executing the same, and all of which together shall constitute one and the same agreement.

19.13 Facsimile Signatures. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

19.14 Further Assurances. At any time or from time to time after the Effective Date, the Parties agree to cooperate with each other, and at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as the other Party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder. No Party shall be permitted hereunder to take any action for the purpose of circumventing the provisions and purposes of this Agreement and the transactions contemplated hereby.

19.15 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person, including any insurer for the benefit of any of the Parties or such Parties’ Affiliates whether any such insurance relates to the subject matter of this Agreement or otherwise, other than the Parties and their successors, any rights or remedies under or by reason of this Agreement.

19.16 Force Majeure. Any Party shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Parties. Such excuse shall be continued so long as the condition constituting force majeure continues. For purposes of this Agreement, force majeure shall include conditions beyond the control of the Parties, including an act of God, voluntary or involuntary compliance with any regulation, law or order of any government, war, terrorist action, civil commotion, epidemic, failure or default of public utilities or common carriers, destruction of facilities or materials by fire, earthquake, storm or like catastrophe. Notwithstanding the foregoing, any payment due and owing hereunder shall not be delayed by the payer because of a force majeure affecting the payer, unless such force majeure specifically precludes the payment process. Any Party claiming relief pursuant to this Section 19.16 shall use commercially reasonable efforts to minimize the impact of such a force majeure.

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IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their proper officers as of the date and year first above written.

MONOGRAM BIOSCIENCES, INC.

By:	/s/ William D. Young
Name:	William D. Young
Title:	Chief Executive Officer

PFIZER INC.

By:	/s/ Marie-Caroline Sainpy
Name:	Marie-Caroline Sainpy
Title:	Senior Vice President USP Marketing and Worldwide Commercial Development

ANNEX A

Performance Standards

Samples from Established Countries

Assay Attribute	Performance Standards
[*]	[*]
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A-1

ANNEX B

Monogram Copyrights

None.

B-1

ANNEX C

Monogram Patent Rights

Matter No.	Country	Application No.	Filing Date	Patent No.	Issue Date	Title
[*]	[*]	[*]	[*]			[*]
[*]	[*]	[*]	[*]			[*]
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[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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ANNEX D

Sample Handling Guidelines

Procedure for Collection, Handling, and Shipment of Specimens

to Monogram Biosciences, Inc. for

Clinical Research/Pharma Collaborations Testing

(PhenoSense™ HIV, GeneSeq™ HIV, PhenoSenseGT™, PhenoSense™ Entry HIV, GeneSeq™

Entry HIV, and Tropism Assays)

HIV RNA is especially vulnerable to degradation; therefore, proper collection and handling of blood specimens are essential for successful performance of these assays.

Specimen Volume Requirements for all assays:

•	3.0 mL of frozen EDTA plasma (lavender top or PPT).

NOTE:	The PhenoSense™ HIV, GeneSeq™ HIV, and PhenoSenseGT™ assays may be performed on the same 3 mL specimen. Only one specimen needs to be submitted if all assays are to be performed. An additional 3 mL specimen must be submitted for the PhenoSense™ Entry HIV, GeneSeq™ Entry HIV, and Tropism assays.

The PhenoSense™ HIV, GeneSeq™ HIV, and PhenoSenseGT™ assays are validated for testing specimens with HIV-1 viral loads equal to or greater than 500 copies/mL. The PhenoSense™ Entry HIV, GeneSeq™ Entry HIV, and Tropism assays require a minimum plasma HIV-1 viral load equal to or greater than 1,000 copies/mL.

Specimen Collection and Processing:

•	Draw whole blood in a sterile tube containing EDTA anticoagulant (lavender top or PPT).

•	Centrifuge blood within 6 hours of collection at 1000-1200 x g at room temperature for 10-15 minutes. (PPT must be spun within two hours of collection.)

•	Immediately transfer plasma to a screw-top plasma tube and freeze immediately at or below -20[o] C. (PPT should be frozen immediately after centrifugation at or below -20[o] C.)

•	DO NOT THAW SAMPLE AFTER FREEZING!

Specimen Packaging and Shipping:

•	Plasma must be transported frozen on dry ice. Properly package specimens to ensure safe arrival to Monogram Biosciences.

•	Transportation of whole blood or plasma must comply with federal, state, county, and local regulations for the transport of infectious agents.

•	Enclose a completed sample list with patient information for each specimen with each shipment.

•	Notify Monogram Biosciences of specimen shipment by e-mail. E-mail the following information to -receiving@monogrambio.com

•	Number of specimens enclosed

•	Your name and phone number

•	Airbill number

•	Study name

•	Name of courier service

•	Ship specimens to Monogram Biosciences to allow for receipt on Monday through Saturday only.

If shipping on Friday, please check airbill for Saturday delivery.

•	If delivery will occur or be affected by a holiday, please call your Monogram Biosciences Project Manager at (650) XXX-XXXX to ensure proper delivery.

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•	Complete the airbill and prepare the package for shipment in compliance with Diagnostic Specimens IATA Packaging Instruction 650. Please note the IATA shipper’s responsibility: The shipper is required to comply with the rules and guidelines for transport of Infectious Substances and to ensure that shipments comply with ICAO and IATA regulations.

•	If the HIV samples are cultured or amplified in any way, then ship the samples as infectious substances and include the Shipper’s Declaration of Dangerous Goods.

• Ship all specimens to the following address:	Monogram Biosciences, Inc.
345 Oyster Point Boulevard
South San Francisco, CA 94080
Attn: Project Manager
Phone: (650) XXX-XXXX
Fax: (650) 624-4457

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ANNEX E

Examples of Fulfillment Standards under Section 2.3

US Coverage Levels	% Samples Covered by MGRM (evaluated quarterly)
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ANNEX F

Pfizer:	Kate Robins
860-732-9684
Monogram:	Alfred G. Merriweather
650 624 4576

Pfizer and Monogram to Make HIV Co-Receptor Tropism Assay Available Globally

Understanding HIV’s co-receptor usage may facilitate targeting of drugs to appropriate patients

New York, NY and South San Francisco, CA, May 8, 2006 — Pfizer Inc. and Monogram Biosciences, Inc. announced today a non-exclusive collaboration to make Monogram’s HIV Co-Receptor Tropism Assay available for patient use on a global basis. The assay is a diagnostic tool to show tropism – the path taken by the virus to access human CD4 cells.

Tropism information is intended to help identify patients who are most likely to respond to a class of investigational drugs known as CCR5 antagonists. CCR5 antagonists are designed to block viral cell entry through the CCR5 co-receptor. Studies have shown that 80-85 percent of people newly diagnosed with HIV and previously untreated with HIV therapy have dominant CCR5-tropic virus. This drops to 50-60 percent in patients who have been treated before with anti-retroviral medicines.

Pfizer has a CCR5 antagonist, maraviroc, in phase 3 development and has used the Monogram tropism assay to select patients for enrolment in late-stage clinical studies. The agreement announced today expands this clinical trial collaboration and provides for global availability of Monogram’s assay in a multi-year collaboration.

“Because of the important role the Co-Receptor Tropism Assay is believed to play in CCR5 antagonist clinical development, we are pleased to be expanding our partnership with Pfizer. We look forward to working together so that the right medicine can be made available to the right patients at the right time” said William D. Young, Monogram CEO.

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Under the terms of the agreement announced today, Pfizer and Monogram will collaborate to make Monogram’s Co-Receptor Tropism Assay available globally. Pfizer also entered into an agreement to invest $25 million in Monogram this month through a Senior Secured Convertible Note, payable in May 2010. The closing of the investment is subject to customary closing conditions.

“CCR5 antagonists have a mechanism of action different from currently approved drugs,” said John LaMattina, president, Pfizer Global Research and Development. “With this collaboration we are working to advance global access to new diagnostics that may better assess the potential for CCR5 antagonists to fulfill an unmet medical need.”

About Pfizer

Pfizer is committed to bringing meaningful improvement to the lives of people living with HIV/AIDS and those at risk around the world. Our commitment is embodied in our products, partnerships, pipeline and philanthropy.

Pfizer Global Research & Development is the world’s largest privately owned biomedical research organization. Pfizer Inc discovers, develops, manufactures and markets leading prescription medicines, for humans and animals, and many of the world’s best-known consumer brands.

About Monogram

Monogram is advancing individualized medicine by discovering, developing and marketing innovative products to guide and improve treatment of serious infectious diseases and cancer. The Company’s products are designed to help doctors optimize treatment regimens for their patients that lead to better outcomes and reduced costs. The Company’s technology is also being used by numerous biopharmaceutical companies to develop new and improved antiviral therapeutics and vaccines as well as targeted cancer therapeutics. More information about the Company and its technology can be found on its web site at www.monogrambio.com.

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ANNEX G

Reports

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[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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ANNEX H

Third-Party Intellectual Property

License Agreement by and among Grantor and University of Iowa Research Foundation, dated August 25, 2005, for Patent No. 5,168,062, titled “Transfer Vectors and Microorganisms Containing Human Cytomegalovirus (HCMV) Immediate-Early Promoter DNA Sequence.”

License Agreement by and among Grantor and University of Iowa Research Foundation, dated August 25, 2005, for Patent No. 5,385,839, titled “Transfer Vectors and Microorganisms Containing Human Cytomegalovirus (HCMV) Immediate-Early Promoter DNA Sequence.”

License Agreement by and among Grantor and NIH, dated January 1, 1996, for Patent No. 5,252,477, titled “Human Immunodeficiency Virus Specific Proteolytic Enzyme and a Method for its Synthesis and Renaturation.”

License Agreement by and among Grantor and NIH, dated January 1, 1996, for Patent No. 5,843,638, titled “Nucleic Acids and Peptides of Human Immunodeficiency Virus Type-1 (HIV-1).”

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ANNEX I

Maximum Number of Infrastructure Plans Per Calendar Year

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